SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
Champion Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CHAMPION INDUSTRIES, INC.

P. O. Box 2968
Huntington, West Virginia 25728

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held June 30, 2016

To The Shareholders:

A special meeting of shareholders of Champion Industries, Inc. (sometimes referred to as “Champion” or the “Company”) will be held at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, on June 30, 2016 at 9:00 a.m. local time for the following purposes:

1.
To approve proposed amendments to Article 7 of Champion’s Articles of Incorporation (capital stock) to effectuate a 1:200 reverse stock split of all the common shares of the Company, and related resolutions authorizing the Board to implement the reverse stock split, or abandon the proposed reverse stock split up until the time Articles of Amendment to the Company’s Articles of Incorporation are actually filed with the West Virginia Secretary of State), as more fully disclosed in the accompanying proxy statement.

2.
To approve proposed amendments to Article 7 of Champion’s Articles of Incorporation (capital stock) to authorize and create a new class of capital stock, specifically 2,500 shares of Preferred Series A stock having a par value of $1,000.00 per share, and having such other rights and attributes, as more fully disclosed in the accompanying proxy statement.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record of the Common Stock of Champion Industries, Inc. at the close of business on June 1, 2016 are entitled to notice of this meeting and to vote at the meeting.

    Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting to be held on June 30, 2016. This Proxy Statement and is also available at https://materials.proxyvote.com/158520. In addition, a Preliminary Schedule 13E-3 was filed by Champion as of February 12, 2016 and was last amended on May 25, 2016, and such Schedule 13E-3, as amended, is also available at https://materials.proxyvote.com/158520. You are encouraged to check for any and all amendments to these materials prior to the special meeting of stockholders, which also will be made available at https://materials.proxyvote.com/158520.

    We hope you will attend the meeting and vote your shares in person. However, since a majority of the outstanding shares must be present in person or by proxy in order to conduct the meeting, we urge you to date, sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy if you so desire. The proxy may be revoked at any time prior to its exercise, but after commencement of the special meeting, the proxy may be revoked only in accordance with the order of business adopted for the meeting.

Dated: May 31, 2016

By Order of the Board of Directors

Donna Connelly, SECRETARY

CHAMPION INDUSTRIES, INC.

P. O. Box 2968
Huntington, West Virginia 25728

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
to be held June 30, 2016

INTRODUCTION

    The accompanying proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Champion Industries, Inc. (the “Company”) for use at the special meeting of shareholders to be held on June 30, 2016, at 9:00 a.m. local time at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, and any adjournment thereof (the “Special Meeting”). The Company anticipates that this Proxy Statement and the form of proxy will be sent or given to shareholders on approximately June 6, 2016.

    Only those shareholders of record as of the close of business on June 1, 2016 are entitled to notice of and to vote at the meeting and any adjournment thereof. At such time the Company had, and it presently continues to have, only one (1) class of stock outstanding, consisting of 11,299,528 issued and outstanding shares of Class A common stock, of the par value of One Dollar ($1.00) per share (the “Common Stock”) held by approximately 344 shareholders of record. The Common Stock carries no preemptive rights. No shares of the authorized Class B (nonvoting) common stock authorized by the Company’s Articles of Incorporation have been issued.

    One of the proposals to be considered at the special meeting of the shareholders (namely, Proposal Number One) on the accompanying form of Proxy relates to proposed amendments to the Articles of Incorporation to effectuate a proposed 1:200 reverse stock split, related shareholders resolutions, and certain related transactions. Below is a section that summarizes material terms relating to Proposal Number One and such related resolutions and transactions. After that section is a “Special Factors” section that contains additional information concerning the proposed reverse stock split and related matters.

    This proxy statement also includes information concerning Proposal Number Two relating to proposed amendments to Article 7 of Champion’s Articles of Incorporation (capital stock) to authorize and create a new class of capital stock, specifically 2,500 shares of Preferred Series A stock having a par value of $1,000.00 per share and having the other rights and attributes, as more fully disclosed in the accompanying proxy statement.

SUMMARY OF MATERIAL TERMS OF REVERSE STOCK SPLIT
AND RELATED TRANSACTIONS

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the terms and conditions of the proposed 1:200 reverse stock split and certain related transactions and the consequent amendments to the Company’s Articles of Incorporation, you should carefully read this entire document, its attachments and the other documents referred to in this proxy statement.

•
If approved, as more fully disclosed in the accompanying proxy statement, the proposed amendments to Article 7 of the Company’s Articles of Incorporation that are the subject of Proposal Number One would allow the Board to implement a proposed 1:200 reverse stock split.

•
Pursuant to the proposal, for each 200 shares of Class A Common Stock held by a shareholder immediately before the reverse stock split, such shareholder would receive one share of Class A Common Stock post-split.

•	The Company intends to have no fractional shares after the reverse stock split.

•
In lieu of fractional shares, the Company will pay thirty cents ($0.30) for each pre-split share to each shareholder who after the reverse stock split had, in whole or in part, any fractional share interest.

•
Accordingly, stockholders holding fewer than 200 shares of common stock immediately before the reverse stock split will have a fractional share of less than one (1.0) whole share after the split.  Such stockholders (sometimes referred to as the “Cashed-Out Stockholders”) will have their shares canceled post-split, and in lieu of fractional shares will be entitled to receive a cash payment of thirty cents ($0.30) for each such share owned before the reverse stock split.

•
Stockholders holding 200 or more shares of common stock immediately before the split will receive one share for each 200 common shares held, and, as applicable, any resulting (post-split) fractional shares consisting of less than one (1.0) whole share will be cancelled and converted into the right to receive from the Company a cash payment of thirty cents ($0.30) for each such share owned before the reverse stock split. To the extent any shareholder, including any affiliated shareholder, owns a number of pre-split shares that is greater than 200 but is not evenly divisible by 200, then the fractional shares of such shareholder (including any affiliated shareholder) resulting from the proposed reverse stock split would be cashed out at thirty cents ($0.30) per pre-split share.  The maximum amount payable to any one shareholder (including any affiliated shareholder) would be $59.70 (199 pre-split shares at $0.30 per pre-split share).

•
Cash consideration will only be paid for fractional shares, and only to shareholders whose post-split shares will consist entirely of, or will include in part, fractional shares consisting of less than one (1.0) whole share of the post-split Class A Common Stock.

•
Approval of the proposed amendments to Article 7 of the Company’s Articles of Incorporation, and related shareholders resolutions, to effectuate the reverse stock split, will require approval by holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.  (See Annex 2).

•
If the proposed amendments are approved by the Company’s stockholders and implemented, the Company expects to have fewer than 300 stockholders of record of its outstanding common stock, in which event the Company intends to deregister its shares and cease to be a reporting company under the Securities and Exchange Act of 1934, as also more fully disclosed in the accompanying proxy statement.

•
Though it will no longer be required to do so by the Exchange Act or Securities and Exchange Commission (“SEC”) rules and regulations, following deregistration, the Company plans to continue to provide stockholders with annual audited financial statements and quarterly unaudited financial statements and to solicit proxies in connection with its annual stockholder meeting.

•
The Board established a process for considering a possible transaction at its September 21, 2015 meeting, appointing a Special Committee of independent, disinterested and non-employee directors (Louis J. Akers and Glenn W. Wilcox, Sr.) to explore and evaluate potential transactions that would allow the Company to have fewer than 300 stockholders of record and deregister with the SEC, including a possible reverse stock split followed by deregistration.  The Board charged the Special Committee with exploring alternatives, evaluating the advantages and disadvantages of a possible transaction, and making a recommendation to the full Board.  The Special Committee on January 13, 2016 recommended the proposed 1:200 reverse stock split and related transactions that are the subject of Proposal Number One and are summarized in this section and in other sections of this proxy statement.  See “Special Factors - Deliberations of the Board and Special Committee”, and “Special Factors - Fairness of Proposed Reverse Stock Split”.

•
The Board, after consideration of various factors including the recommendations of the Special Committee, adopted resolutions accepting and adopting the Special Committee’s recommendations and supporting rationale, authorizing the proposed amendments to the Company’s Articles of Incorporation to effectuate the reverse stock split and related transactions including subsequent deregistration, and submitting those to a vote of shareholders.

•
The Special Committee met four times concluding with its final meeting of January 13, 2016.  The Special Committee made its recommendations after considering a number of factors.  During its review process leading to its recommendations, the Special Committee considered, among other things:

o	purposes of the proposed reverse stock split and subsequent deregistration;

o	alternatives to the proposed transactions;

o	key advantages and disadvantages of the proposed transactions, including possible mitigating factors for some disadvantages;

o	estimated cost savings to be achieved by deregistration;

o	estimated transaction costs associated with the reverse stock split and subsequent deregistration;

o	different potential reverse split ratios and the reverse split ratio to recommend to the Board if the proposed transactions ultimately were pursued;

o	what cash-out price per pre-split share would be fair to pay for resulting fractional shares (post-split) of the proposed reverse stock split both substantively and procedurally;

o
draft valuation report of Chaffe & Associates, Inc., independent third party valuation firm (it should be noted that the draft valuation report was not a fairness opinion and that neither the Special Committee nor the Board obtained a fairness opinion);

o
trading volumes, liquidity and price history of the Company’s registered Class A Common Stock, including its volume-weighted average price over the preceding 52 weeks prior to the January 8, 2016 data the Committee and Board reviewed; and

o	other factors relating to the fairness.

See “Special Factors – Deliberations of the Board and Special Committee”.

•
The Special Committee, and ultimately the Board, determined that it was in the best interests of the Company and shareholders to implement the proposed reverse stock split and subsequent SEC deregistration as summarized in this section and discussed in more detail in other parts of this proxy statement.  See “Special Factors – Deliberations of the Board and Special Committee”, and “Special Factors - Fairness of the Proposed Reverse Stock Split” .

•	The Special Committee and ultimately the Board made the following determinations as to benefits of these proposed transactions and potential alternatives:

o
The primary benefits to the Company of doing a reverse stock split and subsequent deregistration are (a) to achieve savings of the annual costs of being a public company required to file reports with the SEC under the Securities and Exchange Act of 1934, and (b) free management and staff time to focus on long-term business objectives as well as internal financial reporting and analytics to support those objectives.  However, there are other benefits or advantages of the proposed transactions as well.  If the proposed transaction is approved by the stockholders and implemented, the Company estimates that the cost savings resulting from no longer being an SEC-reporting public company will be approximately $220,000 per year.  Estimated transaction costs are expected to be less than $150,000 including estimated total cash payment of approximately $26,400 to purchase fractional share interests that will be cashed out.  The Company expects to pay such transaction costs and consideration for such fractional share interests from existing cash reserves.

o	The alternatives are either not feasible or (as in the case of continuing the status quo) would not allow the Company to achieve these potential benefits.

o
Doing nothing and continuing the status quo also could significantly reduce the pace of recovery (i.e., restoring profitability) and slow growth (i.e., growing profitability), given the financial position of the Company and the state of the industries in which it operates.

o
A potential advantage of the proposed transactions to potential Cashed-Out Stockholders and to other shareholders who end up with any fractional shares after the reverse stock split, is that the Company will purchase their fractional shares of Common Stock without charging brokerage commissions or other costs normally associated with the sale of securities

o
Also, if stockholders wish to become Cashed-Out Stockholders but have 200 or more common shares presently, they can do that by selling part of their holdings in order to get below 200 shares and thereby have their remaining shares cashed out after the split.  Similarly, if stockholders have less than 200 common shares presently and do not wish to become Cashed-Out Shareholders they can do so by purchasing additional shares so that they hold at least 200 common shares immediately before the reverse stock split.

See “Special Factors – Deliberations of the Board and Special Committee”, and “Special Factors - Fairness of the Proposed Reverse Stock Split”.

•
The Special Committee, and ultimately the Board, further determined that the potential advantages outweighed the potential disadvantages of the proposed reverse stock split and subsequent deregistration.

o
In addition to the disadvantage that Cashed-Out Stockholders will cease to be shareholders if the proposed reverse stock split is approved and carried out, and thus will not receive certain benefits of the proposed transactions, the Special Committee and the Board considered various other potential disadvantages of the proposed transactions. Specifically, Cashed-Out Shareholders would not enjoy the benefits of (a) the annual savings that the Company anticipates it would experience by no longer being a public reporting company (estimated at approximately $220,000 annually, offset in the first year by transaction costs that are anticipated not to exceed $150,000), (b) any subsequent potential beneficial impacts those anticipated annual savings might have in terms of helping restore the Company to profitability and/or grow profitability after and if it is restored (although there can be no assurance that profitability will be restored or will grow if and after it is restored); and (c) if profitability is restored, use by the Company of deferred tax benefits (net operating loss carrying-forwards) that cannot be used unless and until the Company achieves positive taxable income.

o
In the case of some of the potential disadvantages, the Special Committee and the Board identified potentially mitigating factors including, but not limited to, (a) holders of fractional shares after the split, including Cashed-Out Stockholders, will have those fractional shares purchased by the Company, for the cash-out consideration of thirty cents ($0.30) per pre-split share, without incurring any brokerage commissions or other costs normally associated with the sale of securities, and (b) the ability of shareholders whose holdings are somewhat more or less than 200 pre-split shares to either sell or buy shares in order to either become or avoid becoming Cashed-Out Stockholders as they may prefer.

See “Special Factors – Deliberations of the Board and Special Committee”, "Special Factors - Certain Effects of the Reverse Stock Split on the Company's Shareholders", and “Special Factors - Fairness of the Proposed Reverse Stock Split”.

•
The Company intends to try to treat shareholders holding shares of Company Class A Common Stock in street name through a nominee (such as a bank or broker), including those who hold less than 200 shares in street name through a nominee, in the same manner as shareholders whose shares are registered directly in their own names.  The Company will ask its transfer agent to request that such banks, brokers and other nominees (i.e., holding shares in street name for beneficial holders), carry out and effect the reverse stock split and the proposed cash-out of fractional shares for their various beneficial holders.  See “Special Factors – Beneficial Owners of the Company’s Common Stock”.

•
While the Company and its transfer agent (Broadridge Corporate Issuer Solutions, Inc.) will attempt to consolidate holdings of the same shareholder, it must be noted that (a) the Company and its transfer agent may not be able to do so, for example if they do not have the necessary information to compare and/or consolidate all of a single shareholder’s registered record holdings (if any) with any shares that same shareholder may hold in street name in a brokerage account (if any), and (b) the various banks, brokers and other nominees who hold shares in street names for various beneficial holders may have different procedures for processing the reverse stock split and the cash-out of fractional shares.  Therefore, it is very important that each shareholder review his or her own holdings to determine if any shares are held through a nominee that holds shares in street name, and, if some are so held, it is very important to contact the bank, broker or other nominee holding any of the shareholder’s shares in street name.  See “Special Factors – Beneficial Owners of the Company’s Common Stock”.

•
It also is possible that some shareholders may hold shares in multiple certificates, or in multiple street name accounts through one or more nominees, or hold a combination of both certificated shares and shares held by a nominee in street name.  Therefore, it is possible that someone holding more than 200 pre-split shares in multiple certificates and/or shares held in street name by a nominee, might end up a Cashed-Out Stockholder if each separate certificate and/or street name holding is less than 200 shares.  As noted above, while the Company and its transfer agent will endeavor to consolidate holdings of a single stockholder, this may not be possible for various reasons including lack of pertinent information.  Therefore, shareholders should check their holdings carefully, and contact the bank, broker or other nominee holding any of the stockholder’s shares in street name, to make sure that they take appropriate steps to either become, or avoid becoming, a Cashed-Out Stockholder, as they prefer.  See “Special Factors – Benefits” and “Special Factors - Deliberations of the Board and Special Committee”.

•
Each shareholder whose fractional share is purchased by the Company will recognize gain or loss for federal income tax purposes measured by the difference between the shareholder’s basis in the fractional share and the cash consideration received for the fractional share. The gain or loss will be capital gain or loss if the share was held as a capital asset.  (See “Special Factors – Federal Income Tax Treatment”.

•
The Board, acting on behalf of the Company, upon the recommendation of the Special Committee to the Board, has concluded that the reverse stock split, cash-out of fractional shares and related transactions (including the subsequent deregistration if the number of record shareholders is reduced below 300), is fair both procedurally and substantively (including as to the cash-out price per pre-split share to be paid in lieu of fractional shares). Without limitation, the Special Committee and the Board concluded that the proposed reverse stock split (including the proposed cash-out price) is fair both procedurally and substantively to unaffiliated security holders.

•
The Special Committee and ultimately the Board evaluated price fairness, and that evaluation included consideration of the (A) multiple valuation approaches used by Chaffe in its draft valuation report (which took into account pertinent multiples for peer public companies and for transactions involving public companies in the same or similar industries, and which also included analysis of net book value as well as estimated liquidation value), as well as (B) trading history and price data for the Company’s shares, including volume-weighted average price (“VWAP”) per share of twenty four cents ($0.24) per share for the prior 52-week period (as of January 8, 2016) and (C) availability of statutory appraisal rights for qualifying dissenters who satisfy the applicable statutory requirements.  See “Special Factors - Statutory Appraisal Rights” and Annex 1.  The thirty cents ($0.30) per pre-split share price to be paid for cash-out of fractional shares after the reverse stock split, was considered fair.  It represents an approximately 25.0% premium to the VWAP of twenty four cents ($0.24) per share and a premium of approximately 20.0% to the then last trading price of twenty five ($0.25) cents per share prior to the Special Committee’s final meeting.  It represents an approximately 42.9% premium to the twenty one cents ($0.21) per share that was at the high end of the valuation range determined by Chaffe in its draft valuation report.

•
As noted above, neither the Board nor the Special Committee obtained a fairness opinion and the Chaffe valuation report was not a fairness opinion. One of the significant differences between a fairness opinion and a valuation is the objective third party opinion of the fairness of the proposed transaction. The other major difference between a fairness opinion and valuation is the cost to the Company. The Company’s Board considered the monetary value and share volume of the proposed transaction and determined it was most prudent to engage Chaffe to perform a valuation of the Company’s stock to considered when determining a cash out price and fairness to those shareholders cashed out.

•
Any shareholder of the Company who has and who properly exercises his or her statutory right to dissent and perfect his or her statutory appraisal rights under the West Virginia Business Corporation Act (“WVBCA”), set forth in Chapter 31D, Article 13 of the West Virginia Code (the “WVBCA Article 13”), if any, shall be entitled, with respect to any shares as to which he or she shall so dissent, to the fair value of such shares as of the day prior to the date on which the shareholders of the Company voted to approve the reverse stock split, excluding any appreciation or depreciation in anticipation of the reverse stock split.  A copy of WVBCA Article 13 is set forth in Annex 1 to this proxy statement.  See “Special Factors - Statutory Appraisal Rights” and Annex 1.

•
The Company believes that, in the context of the proposed transaction, WVBCA Article 13 gives statutory dissenters’ and appraisal rights to each Cashed-Out Stockholder, i.e., to each shareholder having less than 200 shares immediately before the reverse stock split, whose pre-split shares therefore would be reduced to only a fractional share after the split (consisting of less than a single share of post-split common stock), which fractional share would be cashed-out completely.  To exercise statutory appraisal rights, it would be necessary to follow all the procedural and other requirements of WVBCA Article 13.  See “Special Factors - Statutory Appraisal Rights”; and Annex 1.

•
The proposed reverse stock split and anticipated SEC deregistration after the split are considered a “going private” transaction as defined in Rule 13E-3 promulgated under the Exchange Act (a “Rule 13E-3 Transaction”). Accordingly, the Company and Marshall T. Reynolds, the controlling shareholder of the Company and the Company’s Chairman of the Board, have filed a Rule 13E-3 Transaction Statement on Schedule 13E-3 with the SEC related to the proposed reverse stock split and subsequent planned SEC deregistration.  Amendments to the Schedule 13E-3 also have been filed with the last being on May 25, 2016.  The other directors of the Company as well as the Company’s new President and Chief Executive Officer as of March 1, 2016 (Adam M. Reynolds) and its Senior Vice President and Chief Financial Officer (Justin T. Evans) have joined such Schedule 13E-3 as amended.  The Schedule 13E-3 and amendments thereto are  available on the SEC’s website at www.sec.gov or at https://materials.proxyvote.com/158520.

•
Mr. Marshall T. Reynolds, as a controlling shareholder of the Company, is subject to Rule 13E-3 promulgated by the SEC under the Exchange Act with respect to “going private” transactions and is a “filing person” for purposes of Schedule 13E-3. Mr. Marshall T. Reynolds has, along with the Company and other affiliates identified in the next paragraph below, filed a Rule 13E-3 Transaction Statement on Schedule 13E-3 with the Commission, adopted the analysis and conclusions of the Special Committee and our Board, and concluded that the reverse stock split and subsequent deregistration are procedurally and substantively fair to the Company’s affiliated and unaffiliated shareholders, including Cashed-Out Shareholders as well as shareholders who will continue to hold shares after the reverse stock split.  See “Special Factors – Fairness of the Proposed Reverse Stock Split - Determination by Marshall T. Reynolds".

•
Mr. Marshall T. Reynolds is the controlling shareholder of the Company. He also controls Harrah & Reynolds Corp. of which he is the sole shareholder.  In addition, each of Mr. Marshall T. Reynolds, the Chairman of the Board of the Company, the other members of the Board (Louis J. Akers, Philip E. Cline, Neal W. Scaggs and Glenn W. Wilcox, Sr.), Adam M. Reynolds (the Company’s President and Chief Executive Officer effective as of March 1, 2016), and Justin T. Evans, Senior Vice President and Chief Financial Officer of the Company are affiliates of the Company. As noted above, each affiliate has joined and adopted Schedule 13E-3, and concluded that the reverse stock split and subsequent deregistration are procedurally and substantively fair to the Company’s affiliated and unaffiliated shareholders, including Cashed-Out Shareholders as well as shareholders who will continue to hold shares after the reverse stock split.  The material facts as to each such director and/or executive officer’s interest are known to or have been fully disclosed to each of the other members of the Board. For more detailed information concerning any conflict of interest of our Board or any filing person with respect to the proposed reverse stock split or concerning our relationship with any of our shareholders, please see also information under the sections of the proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management”, “Certain Relationships and Related Transactions”, and “Special Factors – Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons”. See also “Special Factors – Fairness of the Proposed Reverse Stock Split - Determination by Marshall T. Reynolds”.

•
Under the proposed shareholder resolutions for Proposal No. 1, the proposed reverse stock split would not be effective until the filing of the necessary Articles of Amendment to the Articles of Incorporation of Champion Industries, Inc. are filed with the West Virginia Secretary of State.  Copies of the proposed shareholder resolutions including proposed amendments to the Company’s Articles of Incorporation relating to Proposal Number One relating to the proposed reverse stock split are set forth in Annex 2 of this proxy statement.  (See Annex 2.) Those proposed shareholder resolutions also authorize the Board to abandon the reverse stock split, and not file the related Articles of Amendment, if the Board determines that it is no longer in the best interest of the Company to do so.  See “Special Factors - Board Discretion”; see also Annex 2.

•
The Company presently has 11,299,528 shares of common stock issued and outstanding.  All such shares are Class A Common Stock.  No Class B Common Stock has been issued.  As of January 4, 2016, there were 346 shareholders of record. The Company estimates that after the proposed reverse stock split is effected, the number of shares of Common Stock outstanding will be approximately the equivalent of 11,211,528 pre-split shares in the hands of approximately 215 shareholders of record. The total number of fractional shares to be purchased is estimated to be equivalent to approximately 88,000 shares of Common Stock on a pre-split basis at a cost of approximately $26,400. However, this is only an estimate and the exact number of shares that will be purchased in connection with the proposed reverse stock split will be determined once the proposed stock split is effective.  See “Special Factors – Benefits” and “Special Factors - Financial Impact”.

SPECIAL FACTORS

    This section provides information concerning special factors relating to Proposal Number One and the proposed 1:200 reverse stock split and related transactions including the cashing out of fractional shares following such split and subsequent anticipated SEC deregistration.  Sometimes in this proxy statement and in minutes of meetings of the Special Committee and of the Board, the phrase “going dark” is used to describe the process whereby corporate transactions (such as the reverse stock split) are undertaken in order to reduce the number of record shareholders of a public SEC-reporting company to less than 300 and in turn allow the company to deregister and cease to be a public SEC-reporting company.

    As noted in the Summary of Material Terms (above), the proposed reverse stock split and anticipated SEC deregistration after the split are also considered a “going private” transaction as defined in Rule 13E-3 promulgated under the Exchange Act (a “Rule 13E-3 Transaction”).  Accordingly, the Company and Marshall T. Reynolds, the controlling shareholder of the Company and the Company’s Chairman of the Board, and other affiliates, have filed a Rule 13E-3 Transaction Statement on Schedule 13E-3 with the SEC related to the proposed reverse stock split and subsequent planned SEC deregistration. Amendments to the Schedule 13E-3 also have been filed with last being on May 25, 2016.  The other directors of the Company as well as the Company’s new President and Chief Executive Officer as of March 1, 2016 (Adam M. Reynolds) and its Senior Vice President and Chief Financial Officer (Justin T. Evans) have joined such Schedule 13E-3 as amended.  The Schedule 13E-3 is available on the SEC’s website at http://www.sec.gov or at https://materials.proxyvote.com/158520

Purpose and Reasons for the Reverse Stock Split

    The primary reason for the proposed reverse stock split is to relieve the Company of the costs and associated burdens of remaining a public SEC-reporting company.

    Specifically, the Board and Special Committee determined that if the proposed reverse stock split is approved by the stockholders and implemented, the estimated cost savings resulting from no longer being an SEC-registered company will be approximately $220,000 per year.  Estimated transaction costs are expected to be less than $150,000 including estimated total cash payment of approximately $26,400 to purchase fractional share interests that will be cashed out.  The Company expects to pay such transaction costs and consideration for such fractional share interests from existing cash reserves.

    It is anticipated that the proposed 1:200 reverse stock split, including the proposed cash payment of thirty cents ($0.30) per pre-split share for all resulting fractional shares (in lieu of issuing any fractional shares) after the split, will reduce the number of the Company’s record shareholders to 215.  In terms of equivalent pre-split shares, it is anticipated that approximately 88,000 shares would be cashed out and the number of record shareholders (346 as of January 4, 2016) would be reduced by approximately 131.

    If the shareholder resolutions relating to the reverse stock split are approved (see Annex 2 which sets forth the resolutions including the proposed forms of amendments to the Company’s Articles of Incorporation), and such split is implemented, then the Company anticipates that the number of record shareholders will be reduced below 300.  Under the proposed shareholder resolutions (see Annex 2), and the resolutions adopted by the Board at its January 18, 2016 meeting, the Board may abandon the proposed reverse stock split (even if approved by shareholders) at any time if the Board concludes that carrying out such split is no longer in the best interests of the Company.

    If the reverse stock split is approved by shareholders and implemented, then the Company intends to terminate the registration of its Class A Common Stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act.  Following the reverse stock split, the decision by the Company to terminate such registration does not require shareholder approval and will not be voted upon at the shareholders meeting.  Subject to shareholder approval of the reverse stock split and implementation thereof, the Board of Directors has approved such deregistration at its January 18, 2016 regular meeting.

    The Company determined to conduct the proposed stock split at this time to cash out shareholders with less than 200 shares. The Company’s management believes this will ultimately get the Company below 300 shareholders of record and allow it to become a technically private company; relieving the Company of its Exchange Act filing and compliance requirements. This will allow the Company to take advantage of cost and time resource savings which will help reduce losses or increase profitability, as the case may be. The monetary cost savings could be redirected to improve operations through capital investments such as new equipment or business lines, greater cash flow to further take advantage of prompt payment discounts on its trade payables, improved information systems to get information to management in a timelier manner and streamline business activity, and/or improve wages and benefits packages to attract and retain quality personnel. In addition, the Company’s management can reallocate the time savings to strategic matters and business initiatives such as the Company’s sales structure, information systems, work flow processes, and current and future business lines.

    The Company and its Management began exploration of a potential transaction in August 2015 and engaged legal counsel to assist with that process. The Board also appointed a Special Committee of independent directors, to explore whether the Company should pursue a potential transaction, and, if so, make recommendations as to the details.

    The Company proposed to conduct the reverse stock split at this time, as opposed to other times in the company’s history, because the Company and its Management have navigated a challenging environment over the last several years including an economic recession, sales attrition, restructuring, asset disposals, debt restructuring, and personnel turnover. The Company and its Management still have challenges, as discussed herein as well as in the Company's other public filings, but they are less pressing immediately and Management has and will continue to plan beyond the present. In addition, and just as important, the Company and its Management now believe, given the factors discussed herein, including stock performance, that the benefits of remaining a public company no longer outweigh the costs.

The Special Committee’s estimate of the anticipated cost savings and transaction costs was adopted by the Board in such January 18, 2016 meeting of the Board.

Such estimated annual cost savings from no longer being a public SEC-reporting company were approximately $220,000 per year, including approximately $157,000 of hard costs and approximately $63,000 of time and opportunity costs.

       The Special Committee reviewed the above estimated soft costs as opportunity costs which are derived from the estimated dollar savings of time of the CFO, Controller and Staff associated with the reporting and compliance function of the Company. This cost savings is more subjective.  However, management and the Special Committee (and ultimately the Board) believed that it can be reasonably assumed that the time spent doing more productive activities would at a minimum pay for itself.  Management believed that these particular savings may in fact be higher ultimately, although there can be no assurance that this will be the case or that the estimated savings will be as estimated. Management’s basis for this assertion was derived from the belief that the time savings would be significant for key parts of its staff and management and this would allow those individuals and groups to reallocate that time to projects and initiatives that will ultimately reward the Company and its shareholders through improved performance. This is difficult to quantify but can be reasonably assumed to have credence for a smaller reporting company with limited resources that is recovering from financial hardships created by a multiplicity of factors that have been well documented in the Company’s financial filings over the past several years.  The Special Committee and ultimately the Board also concluded that the time and uninterrupted focus that can be diverted to operations and business fundamentals are what is needed for the Company as it pursues its goals of returning to profitability and ultimately growing profitability.

These savings estimates are simply estimates.  The actual savings to be realized may be higher or lower than such estimates.

The Special Committee’s estimates of the anticipated transaction costs of the proposed reverse stock split and subsequent SEC deregistration also were adopted by the Board.  Such estimates were that such costs would be less than $150,000 including legal ($55,000), valuation ($20,000), share cash-out (estimated at $26,400 for cashing out the equivalent of approximately 88,000 pre-split shares) and other costs including transfer agent fees and costs of obtaining a new CUSIP number.

These transaction cost estimates are simply estimates.  They assume that there is no litigation relating to the proposed reverse stock split and related transactions, and that there are no unanticipated or unusual circumstances that arise.  Actual transaction costs ultimately incurred by the Company may be higher than such estimates and could be higher by a significant amount.

Additional detail concerning both the estimated annual cost savings and transaction costs may be found in Exhibits 99.2 and 99.6 to the Schedule 13E-3 Transaction Statement as amended.  The Schedule 13E-3, as it may be amended from time to time,  including exhibits, is available online at the SEC’s website (www.sec.gov) or at https://materials.proxyvote.com/158520.

Another primary advantage of the proposed reverse stock split and subsequent deregistration, in the judgment of the Special Committee and the Board, is that it is anticipated that the result will free management and staff time to focus on long-term business objectives as well as internal financial reporting and analytics to support those objectives.

    The Special Committee and the Board concluded that additional anticipated advantages of these transactions would include the following:

•	Greater confidentiality of strategic and competitively sensitive information;
•	Streamlining of corporate governance;
•	No brokerage fees or other commissions on purchase of fractional shares after the reverse split;
•	Shareholders with less than 200 pre-split shares could buy additional shares to get to 200 by the record date and thereby avoid cash-out if they prefer;
•	Similarly, shareholders with slightly more than 200 pre-split shares could sell some shares to get under the 200 share level if they prefer;
•
The post-reverse-split trading price would appear to be greater than $5 per share, which may have advantages (e.g., the Special Committee understood that shares trading at less than $5 per share are not eligible for margin);

•	Stock still could be traded in the over-the-counter market in the Pink Sheets; and
•
Estimated transaction costs are estimated not to exceed $150,000, and possibly lower (the Special Committee’s estimate as of its final January 13, 2016 meeting was $111,400), which thus are estimated to be significantly less than the 1st full year’s estimated costs savings ($220,000).

    With respect to the Special Committee’s understanding with respect to the shares trading at less than $5 per share are not eligible for margin, a member of the Special Committee (Mr. Akers) used to work for a regional securities firm, and indicated to the Special Committee that generally such firms do not allow shares trading at less than $5.00 per share to be used for margin purposes. The Special Committee believed that, to the extent that is the case, and to the extent that given the then recent trading range of the Company's Class A Common Stock, it was reasonably likely that such stock probably would trade at more than $5.00 per post-split share following the reverse stock split and that such shares might be more likely to be usable for margin purposes.  Shareholders interested in this issue should consult with their investment representatives and financial advisors to determine whether and on what terms the securities firms with which they deal (a) presently allow or do not allow use of Company's Class A Common Stock for margin purposes and/or (b) would allow any shares of such stock to be used for margin purposes after the proposed reverse stock split if it is approved by shareholders and is subsequently completed.

Deliberations of the Board and the Special Committee

In August of 2015, management contacted the law firm of Bowles Rice LLP to serve as outside counsel to advise the Company and the Board as to possible transactions that could allow the Company to reduce the number of record shareholders to less than 300 so that the Company could terminate the registration of its Class A Common Stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act.  On September 21, 2015, at the regular meeting of the Board, the Board met with and received recommendations and analysis from outside counsel regarding potential “going dark” transactions, including particularly a possible reverse stock split followed by deregistration.  Following the recommendation of outside counsel, the Board at its September 21, 2015 meeting appointed Louis J. Akers and Glenn W. Wilcox, Sr., independent, non-employee and disinterested directors, to form a Special Committee to consider possible “going dark” transactions and to make a recommendation to the Board as to whether the Company should pursue such a transaction and if so, to make recommendations as to the material terms of such a transaction.

    The Company, its Board of Directors, nor its Management believe the reverse stock split itself will be a change factor for better performance of the Company, but the reverse stock split is a vehicle the Company can use to reduce costs and redirected time resources resulting from regulatory and reporting compliance cessation post reverse split; assuming the Company’s shareholders of record are reduced below 300 and the Company is able to deregister with the SEC.

    Management believes these actions would allow the Company to restore and grow profitability more quickly as compared to continuing the status quo of remaining a publicly traded company. Management holds this belief because there are hard costs that will be eliminated and time freed for Management that the Company can allocate to investments that produce returns as opposed to consuming them. This is not to say that reporting to shareholders is unimportant to the Company or its Management, but rather given the requirements and associated costs of such requirements for all publicly traded companies, with no consideration to size beyond filer status, it no longer is practical for the Company to continue as a publicly traded company given its performance over the last several years, as well as the condition and changing nature of the industries in which it operates. The Company will continue to have its annual financials audited and report financial information to shareholders, but on an annual basis via its annual report only and through quarterly updates which will be substantially less in scope than the Form 10-Q requirements; assuming the reverse split and subsequent deregistration are consummated.

    The Company’s financial performance over the last several years has left the Company with limited capital resources. Although many of the stresses, including debt structure and repayment pressures, declining sales, and asset disposals have been addressed and the Company is stable from a cash flow standpoint on a day to day basis, the Company needs all of Management’s time and financial resources it can get to incrementally improve operations and return to financial health.

    The industries in which the Company operates, principally commercial printing and office products, have been heavily impacted by advancements in digital products. This is not to say these industries are dying, but the demand capacity is no longer what it once was. Meaning there is a need for these products, but there is currently excess supply capacity. The Company’s Management believes it is well positioned to survive given its customer relationships and its focus on providing service and solutions, but Management understands there are areas where improvement is needed to better serve its customer base as well as prospective customers it tries to attract. These include a more robust ecommerce platform, customizable portals for print and office product management, potentially new equipment to enhance efficiency and drive down costs, and the addition of new capabilities and product lines to reach a wider range of customers in addition to enhancing its product offering to current customers. These, among other reasons discussed herein, both actual and theoretical, are the reasons the Company’s Board of Directors and its Management believe the reverse split and subsequent deregistration would aid in a quicker recovery and return to profitability.

On October 5, 2015, the Special Committee held its first meeting. After organizing and electing Mr. Akers as Chairman and Mr. Wilcox as Secretary, and asking the Company’s CFO and outside counsel to assist with preparing minutes, the Special Committee proceeded to discuss and analyze several key issues concerning any potential transaction. These issues included the following:

•	Review of “going dark” transactions and the advantages and disadvantages of pursuing such a transaction through a possible reverse stock split, which review included the following:

o	the main advantages and additional advantages referenced above were identified and discussed, and

o
the main disadvantages (in addition to the fact that some shareholders would no longer be shareholders if they ended up with only fractional shares after the potential reverse stock split and those fractional shares were cashed out completely) were identified as the following:

▪	reduced liquidity of the Company’s common shares (which the Committee believed was mitigated somewhat by the fact that liquidity and average trading volume are very low already);

▪
risk that later the number of record shareholders might once again go above the 300 threshold, e.g., due to brokerage firms deciding to no longer hold the Company’s street shares and forcing shareholders to go with certificated shares (sometimes referred to as “kickouts”), which would trigger re-registration and resumption of reporting (a risk which the Committee believed could be mitigated somewhat through close monitoring and the Committee’s further belief and anticipation that most likely “kickouts” would not be a major problem but nonetheless should be monitored closely);

▪
risk of potential litigation (a risk which the Committee believed could be mitigated somewhat through communications with shareholders, including for example in the proxy statement that would describe and explain any potential transaction and could explain the merits of such a transaction);

o	Additional disadvantages were identified and reviewed, including the following:

▪
After deregistration, the Company’s shares would be less attractive as “currency” for potential acquisitions (which the Committee believed was mitigated somewhat by the fact that the Company has not been pursuing any potential acquisitions to any material extent);

▪
Dissenting shareholders who qualify and properly preserve and exercise such rights, would have statutory appraisal rights under WVBCA Article 13 (see Annex 1) (which the Committee believed could be mitigated somewhat by the fact that, as part of the statutory process, the Company had the option to pay a dissenting shareholder’s claimed per share fair value if doing so would be more cost-effective than pursuing judicial determination of fair value under WVBCA Article 13; in this regard, the Company believes that dissenting shareholders who are Cashed-Out Shareholders and would have all their holdings cashed out would be able to pursue statutory appraisal rights if they properly follow all the procedural and other requirements of WVBCA Article 13);

▪
Transaction costs and the time and expense associated with additional disclosures and SEC filings required to pursue a “going dark” transaction (which the Committee ultimately believed could be mitigated and offset by the anticipated level of annual cost savings from going dark, which, as noted above, were estimated to be greater than the anticipated transaction costs);

▪
Potential expense of reregistering the shares if someday doing so would be in the best interests of the Company, e.g., to raise capital (which the Committee did not believe was likely in the reasonably foreseeable future);

▪
Reduced information available to shareholders (which the Committee believed could be mitigated somewhat by continuing to provide shareholders with annual audited financial statements and unaudited quarterly statements along with communications with them as to material events and/or transactions);

▪
Reduced prestige to the extent that there is a perception of greater prestige in being a public SEC-reporting company (which the Committee believed was a relatively minor disadvantage, given that the Company had delisted from NASDAQ already, had a low trading price and trading volume for the Company’s common shares, and had not reported a profit in the Company’s recent annual and quarterly reports); and

▪
Continued application of antifraud provisions of federal and state securities laws (which the Committee believed could be mitigated by providing an insider trading policy whereby there would be certain trading windows available for insiders around financial and/or information releases by the Company).

At its initial October 5, 2015 meeting, the Special Committee also addressed liquidity concerns (as noted above); the need to obtain an independent valuation firm to conduct an independent valuation to assist the Special Committee in addressing price fairness of any cash-out price it might propose for purchasing fractional shares post-split; the potential ratios that might be used for such a split and the comparative costs and cushion below 300 record shareholders that each ratio was estimated to entail (1:100 and 1:200 were identified as the most likely potential ratios, depending on the results of any valuation report and an updated final estimate of transaction costs); estimated costs savings; estimated transaction costs (which it wanted to update once the cost of valuation reports was firmed up later); an estimated time line for completing a going dark transaction; and statutory appraisal rights under WVBCA Article 13 as noted above.  At the conclusion of its first meeting, the Special Committee adopted a motion to preliminarily recommend to the Board that the Committee and Company continue to explore the potential transaction, pending the valuation to be determined, and to this end retain a valuation firm.  As part of that motion, the Committee’s recommendation was to use Chaffe and Associates, Inc. (“Chaffe”) to perform the independent valuation.  During the discussion, the Special Committee acknowledged that this would be a valuation but would not be a fairness opinion (which the Committee believed and anticipated would be materially more expensive).

On October 19, 2015, at its regular monthly meeting, the Board received the Special Committee’s report and recommendation to continue exploring a potential transaction and to retain Chaffe to perform an independent valuation for the Special Committee.  The Board also received copies of materials the Special Committee had received and considered during its first meeting, including for example estimates of annual costs savings and transaction costs, analysis of trading history and liquidity (including trading volumes), ratio analysis, and other materials.  The Board adopted a motion to defer any decision on whether to continue exploration of the potential transaction, to the Board’s next regular monthly meeting to be held on November 16, 2015, to allow Board members ample time to review and digest the information presented.

     At the November 16, 2015 regular monthly Board meeting, the Board received a report on the progress of the exploration of a potential “going dark” transaction.  It was reported to the Board that Chaffe had agreed to the price previously presented to the Board ($20,000) and a four to six week turnaround.  The Board adopted a motion to approve the continued exploration of the potential transaction.

Management worked with Chaffe to assist in obtaining information needed for its review.  In this regard, as part of that effort, management provided Chaffe with projections of estimated operating results for the fiscal year ending October 31, 2016 (“FYE 2016”).

At the December 21, 2015 regular monthly Board meeting, the Board received a report on the progress of the exploration of the potential “going dark” transaction.  The Board was informed that the valuation firm (Chaffe) had made an on-site visit the prior week and that this was the last step in the valuation process.  It was anticipated that the valuation report would be available the first week of 2016.

On December 31, 2015, Chaffe provided management a copy of its draft valuation report consisting of an executive summary, descriptions of public peer companies identified by Chaffe in the printing and office supply/furniture segments as the most comparable to the Company, and various supporting worksheets (spreadsheets) showing preliminary valuation calculations and results used by Chaffe to develop its preliminary conclusions as to value of the Company’s common shares as of December 21, 2015 assuming a sale for cash of 100% of the Company’s shares in an arm’s length transaction between a willing and informed buyer and seller, neither being under any compulsion to act.  In its analysis and draft valuation report, Chaffe assumed exercise of all outstanding Warrants.  See “Special Factors - Third Party Valuation”; see also “Ownership of Shares” for additional information concerning such Warrants.

On January 4, 2016, the Special Committee held its second meeting.  After approval of the minutes of its first meeting, the Special Committee’s first order of business was to review the December 31, 2015 draft valuation report (which showed an implied value of between $0.17 per share and $0.20 per share as of December 21, 2015).  The Company’s CFO explained and the Committee discussed the various worksheets and exhibits included in Chaffe’s draft valuation report.  He also explained that during Chaffe’s work, he had provided Chaffe with internal FYE 2016 projections of operating results, which Chaffe had used in its various calculations and analyses. The CFO also explained that the different worksheets reflected the several different valuation approaches used by Chaffe in arriving at the implied per share value range.  Chaffe, for example, had included a liquidation value analysis as well as various valuations using different accepted valuation metrics (e.g., ratios and multiples) which it then applied to its analysis of pertinent publicly available data concerning peer companies identified by Chaffe as being most comparable to the Company’s two main business segments (printing and office supplies and office furniture).  Chaffe also had analyzed data from recent transactions involving public peer companies.  Chaffe took all data from these comparable or peer companies and transactions and applied the average or median multiples and ratios to the Company’s applicable information, to produce various valuation analyses.  Chaffe then used the results of the different analyses to reach its ultimate valuation conclusions.   See “Special Factors - Third Party Valuation Report.”

    At the January 4, 2016 meeting, discussion also included recognition that because the Company had not reported earnings in recent reporting cycles, a traditional Price/Earnings multiple approach to valuation was not applicable.  The Special Committee also addressed and discussed the fact that there had been no firm third party offers for the Company’s stock, so that this approach to valuing the shares was not applicable.  The Committee also considered trading price data and history.  Chaffe’s liquidation value analysis was also discussed.  The Committee ultimately concluded that it was not in a position to come to a materially different conclusion on liquidation value without undue speculation.  Outside counsel indicated that, based on some sample SEC comment letters he had obtained that involved similar going dark transactions, it appeared that the draft Chaffe valuation report had touched on all the key valuation metrics and factors (where applicable) and that the Special Committee’s review had included and was continuing to include a close look at share trading and price history which was another valuation factor that should be considered here.

During the discussion and review of Chaffe’s draft valuation report at the January 4, 2016 meeting, the Special Committee instructed the Company’s CFO to ask Chaffe for clarification and explanation of the draft, including the basis for its weightings of the different valuation approaches.  The Committee also instructed the CFO to ask Chaffe to make corrections that may be appropriate or necessary, such as, for example, updating Chaffe’s weighted average cost of capital calculation, to reflect the increased variable rate of interest being accrued on certain loans following the Federal Reserve Board’s Open Market Committee’s decision to raise rates by one-quarter of one percent. The Special Committee also asked outside counsel to inquire of its senior bankruptcy/creditors rights attorneys to see what their experience had been as to the percentage of book value actually realized in liquidations both inside of a bankruptcy proceeding and outside of bankruptcy (e.g., in an orderly liquidation), to see how their experience compared to the discount-to-net book value reflected in the Chaffe liquidation value analysis.  Subject to receiving an updated draft valuation report from Chaffe with final range of implied value per share, the Special Committee expressed its preliminary view that a fair cash-out price for fractional shares should include and reflect a premium both to the high end of the final Chaffe range of implied per share value and to the recent trading price of Company shares.

After concluding the discussion of Chaffe’s draft valuation report at the January 4, 2016 meeting, the Special Committee also received, reviewed and discussed updated liquidity and trading volume and price information and history; updated estimates of anticipated transaction costs; and updated ratio analysis.  Liquidity and trading volume continue to be low.  The most recent trading price appeared to be twenty five cents ($0.25) per share.  The updated transaction costs were in line with past analyses, but would need further updating once a final Chaffe draft valuation figures is obtained.  As to the possible ratio, the Special Committee tentatively felt that the 1:200 ratio might make the most sense, subject to final valuation figures from Chaffe and further exploration of a fair price for the possible cash-out price for fractional shares.  The Committee Chairman noted, during the discussion of that particular potential ratio, that he understood and believed that Company common shares would become margin-eligible if they were to trade at the implied post-split price of $50 per share (200 times the most recent trading price, which at the time was understood to be twenty five cents ($0.25) per share), whereas they are not margin-eligible now.  The Special Committee also received and reviewed information from outside counsel on some of the SEC’s perspectives and frequent comments on other “going dark” transactions, including particularly price fairness and valuation analyses.  The Committee also received an update time line for a potential transaction, with a goal of trying to present the transaction (if ultimately recommended by the Special Committee and approved by the Board) to the annual meeting of shareholders.

On January 7, 2016, Chaffe provided the Special Committee and the Company’s CFO with its final valuation range of implied per share values and supporting worksheets and information.  These final values were included in a revised draft valuation report, which indicated an implied value of between 17 cents per share and 21 cents per share.  Chaffe indicated to the CFO and the Special Committee that these were its final numbers for the valuation, and that its final report would include these numbers (although it would include more narrative explaining and discussing the various valuation analyses summarized in the worksheets set forth in the January 7, 2015 valuation draft.

          On January 11, 2016, the Special Committee held its third meeting to explore a potential going dark transaction.  The first order of business, after approval of minutes of its second meeting, was to discuss and review the revised and updated January 7, 2016 draft valuation.  The Company’s CFO explained the changes and updates reflected in Chaffe’s January 7, 2016 updated draft valuation report, including the updated interest rates now included in Chaffe’s weighted average cost of capital table.  The CFO explained that the updates did not have a material impact on the valuation, but that, due to rounding, the implied value range was now 17 cents per share to 21 cents per share.  During discussion of the updated January 7, 2016 valuation report, it was confirmed that Chaffe had indicated that the final report would not have new calculations or numbers and that the ultimate value range would not change nor would the supporting worksheets/exhibits change.  Rather, the final report would add more narrative discussion to go along with each of the key supporting worksheets/exhibits.  Thus, the Committee concluded that the conclusions and numbers would not change.  Thereupon, the Committee approved a motion to accept and approve unanimously the draft valuation report provided by Chaffe on January 7, 2016 for submission to the full Board.

    At the January 11, 2016 meeting, the Special Committee then took up further discussion of the 1:200 ratio which the Committee had tentatively favored at its prior meeting.  The Committee considered updated shareholder listing information as of January 4, 2016, and concluded that the 1:200 ratio was likely to result in 131 shareholders of record having only fractional shares after a potential reverse stock split using that ratio.  This would reduce the total record shareholders from 346 as of the January 4, 2016 shareholder listing, to 215 record shareholders after such a reverse stock split.  The Committee reviewed the latest updated costs of a potential “going dark” transaction, and noted that the Committee had hoped to stay below $150,000 estimated costs if it ended up recommending a potential going dark transaction to the full Board, and it appeared that estimated transaction costs (even with a 1:200 ratio) likely would be below that amount.  The Special Committee next discussed and reviewed other related matters, including particularly what price would be fair for cashing out fractional shares if a potential going dark transaction ultimately were approved by the full Board and undertaken by the Company.  The Committee had an extended discussion of price including price fairness.  This discussion included consideration of the updated January 7, 2016 Chaffe draft valuation report as well as trading and price history.  The Committee noted that the volume weighted average price (“VWAP”) of Class A Common Stock in late December 2015 had been twenty four cents ($0.24) per share.

    After extensive discussion of price and price fairness, the Special Committee indicated that it felt a premium should be paid over both VWAP ($0.24 cents/share) and the top end of the Chaffe valuation range ($0.21 cents per share).  The Committee indicated that it needed additional time to consider all the relevant factors in order to reach a price recommendation for pre-split shares of Class A Common Stock if the potential transaction were ultimately approved and implemented.  At the conclusion of the meeting, the Special Committee indicated that its tentative view was that a fair price would be in the range of twenty five cents ($0.25) per share and thirty cents ($0.30) per share.  The Committee asked the Company’s CFO to obtain updated trading and price history information, which the Committee waned to have soon.  The Committee then discussed the general time line.  The Special Committee wanted to finish its work soon and in any event in time to make its recommendations to the full Board at the Board’s regular monthly meeting to be held on January 18, 2016.  Outside counsel discussed timing issues, particularly with respect to the various SEC filings that would be required, if the Special Committee recommended proceeding with a reverse stock split and subsequent deregistration and the Board ultimately approved such split and related transactions and submitted the proposed split to shareholders for approval.  The January 11, 2016 meeting concluded with the Committee selecting January 13, 2016 as the date of its next meeting.

        On January 13, 2016, the Special Committee held its fourth and final meeting beginning at 10:30 a.m.  Outside counsel reported that one of the firm’s senior bankruptcy/creditors’ rights partners had indicated that in her experience companies in slow to no or low growth industries typically obtained a lower percentage of their assets’ net book value in a liquidation, than the percentage discount reflected in the Chaffe draft valuation reports.  She felt that this was the case regardless of whether the liquidation was in a bankruptcy proceeding or an orderly liquidation outside of bankruptcy.  The Special Committee recessed the meeting until 2:00 p.m. to accommodate a scheduling problem that the Chairman had encountered.  The Committee reconvened at 2:00 p.m.

The Special Committee unanimously adopted a motion adopting a recommendation to the full Board that the Board approve and submit to shareholders a proposed 1:200 reverse stock split with a cash-out price of thirty cents ($0.30) per pre-split share for all resulting fractional shares, and assuming approval by shareholders and implementation of such split, deregistration so that the Company would cease to be a public SEC-reporting company.  The recommendations and supporting rationale of the Special Committee are reflected in the “SUMMARY OF MATERIAL TERMS OF THE PROPOSED REVERSE STOCK SPLIT AND RELATED TRANSACTIONS” above.  At the request of the Committee, the materials considered by the Special Committee and a written summary of its recommendations and supporting rationale were provided to all Board members for their review and consideration.

At its January 18, 2016 regular monthly meeting, the full Board unanimously adopted resolutions accepting and adopting the Special Committee’s recommendations and supporting rationale.  Before voting on such resolutions, the Board received a verbal summary of the Special Committee’s recommendations and rationale, and heard from outside counsel concerning the overall process to date, the Special Committee’s recommendations and reasoning, and the proposed Board resolutions that would implement and carry out the Special Committee’s recommendations and reasoning if the Board saw fit to adopt and approve them.  The Board discussed the recommendations and rationale of the Special Committee, and after that discussion concluded, unanimously adopted resolutions adopting, approving and submitting to shareholders the proposed 1:200 reverse stock split, the proposed cash-out price of thirty cents ($0.30) per pre-split share for all resulting fractional shares post-split, proposed amendments to the Article of Incorporation to effectuate such split, and such other actions and documents as may be necessary to carry out the intent of the resolutions and proposed transactions.  See “SUMMARY OF MATERIAL TERMS OF THE PROPOSED REVERSE STOCK SPLIT AND RELATED TRANSACTIONS”.

The Special Committee and the Board concluded that the proposed reverse stock split (including the proposed cash-out price) is fair both procedurally and substantively.

       Without limitation, the Special Committee and the Board concluded that the proposed reverse stock split (including the proposed cash-out price) is fair both procedurally and substantively to unaffiliated security holders.

Alternatives Considered

The Special Committee and the Board considered alternative transactions to reduce the number of shareholders but concluded ultimately that the proposed reverse stock split was the best method and was in the best interests of the Company and its shareholders.

        The Board and Special Committee considered issuer purchases, e.g., by tender offer, but concluded that the Company did not have sufficient resources to effectuate such purchases at the level that would reduce record shareholders to below 300.  The Board and Special Committee also considered the possibility that an existing shareholder might undertake a possible tender offer but concluded that no shareholder had expressed interest in undertaking such a transaction.

The Board and Special Committee also considered doing nothing, or maintaining the status quo.  They concluded, however, that this alternative would not allow the Company to achieve the significant potential benefits of completing the reverse stock split and deregistering the Company’s common shares so the Company would no longer be an SEC-reporting company.  In addition, they concluded that maintaining the status quo would slow the pace of recovery (i.e., restoring profitability) and slow growth (i.e., growing profitability), given the financial position of the Company and the state of the industries in which it operates.

The Special Committee and ultimately the Board concluded that the proposed reverse stock split is the most expeditious and economical method of changing the Company’s status to a non-SEC-reporting company.

Fairness of the Proposed Reverse Stock Split

The Special Committee and the Board, acting on behalf of the Company, believe that the proposed reverse stock split (which is considered a Rule 13E-3 Transaction), when taken as a whole, is fair both substantively and procedurally to the Company’s shareholders including potential Cashed-Out Shareholders and continuing shareholders and is in the best interests of the Company and all its shareholders. Without limitation, the Special Committee and the Board concluded that the proposed reverse stock split (including the proposed cash-out price) is fair both procedurally and substantively to unaffiliated security holders.

 In determining the fairness of the proposed reverse stock split, the Board and the Special Committee took into account and considered a number of factors prior to approval of the proposed transaction.  See the extended discussion in “Special Factors - Deliberations of the Board and the Special Committee and “Special Factors - Alternatives Considered”.

The Board and the Special Committee recognized the potential concerns of shareholders who potentially would become Cashed-Out Shareholders because they own fewer than 200 shares of Class A Common Stock.   They believe several factors mitigate or offset the disadvantage that such shareholders would no longer be shareholders if their share holdings remained below 200 up through the effective date and time of the proposed reverse stock split.  One mitigating factor which the Board and Special Committee considered important is that the terms of the reverse stock split, including the cash-out price of thirty cents ($0.30) per pre-split share, would allow Cashed-Out Shareholders to liquidate their holdings at a fair value without incurring any commissions or other transaction costs associated with selling shares of a public company.  That is, Cashed-Out Shareholders would receive cash for their holdings.

An additional offsetting and mitigating factor recognized by the Board and Special Committee is the fact that shareholders who own somewhat more than 200 shares or somewhat less than 200 shares before the proposed reverse stock split have the choice to either buy or sell shares so as to either avoid becoming, or become, a Cashed-Out Shareholder as they prefer.  This element of shareholder choice was considered to be an important factor in the overall evaluation.

Other mitigating factors considered by the Board and the Special Committee include the fact that only an estimated 88,000 pre-split shares would be cashed out due to the proposed payment of cash consideration in lieu of any fractional shares (this number of shares is less than 1% of the Company’s outstanding shares), and the fact that dissenting shareholders who wish to exercise statutory appraisal rights may do so as provided under the WVBCA Article 13.  See Annex 1 and “Special Factors - Statutory Appraisal Rights”.   The Company believes that such statutory dissenters’ and appraisal rights under WVBCA Article 13 are available to Cashed-Out Shareholders whose entire holdings of shares of the Company would be purchased and cashed out following the proposed reverse stock split.

The Board and Special Committee concluded that the advantages of the proposed reverse stock split were significant and outweigh the potential disadvantages.  They also concluded that for several of the potential disadvantages, there were anticipated mitigating factors that would offset the impact of such disadvantages. See the extended discussion of such advantages, disadvantages and mitigating and offsetting factors in “Special Factors - Deliberations of the Board and the Special Committee” and “Special Factors - Alternatives Considered”.

Shareholders who immediately prior to the proposed reverse stock split would hold 200 or more shares would not become Cashed-Out Shareholders.  To the extent they had any post-split fractional shares, however, such shareholders would receive a cash payment at the proposed thirty cents ($0.30) per pre-split share for their post-split fractional shares.  They would retain their post-split whole shares after the reverse split.  Thus, such continuing shareholders (including unaffiliated shareholders) are expected to benefit from the anticipated annual cost savings to the Company if it ceases to be an SEC-reporting public company after the reverse stock split.

    The Special Committee and the Company’s Board of Directors considered net book value, going concern value, and liquidation value in reaching its determination of the fairness of the transaction to all shareholders, including non-affiliated shareholders. The net book value was considered, ($0.18) and ($0.12) per share, without and with consideration of the exercise of outstanding warrants, respectively, as of the Company’s fiscal year end on October 31, 2015. The liquidation value was considered but did not show a return to shareholders as liabilities would ultimately outweigh assets in liquidation. The going concern value, and its different valuation methodologies discussed herein, was ultimately considered to be the most advantageous value method to determine the cash out price and fairness of the transaction.
        Without limitation, the Special Committee and the Board of Directors reasonably believe that the proposed transaction is both procedurally and substantively fair to unaffiliated shareholders.

Substantive Fairness

       In evaluating and ultimately deciding to recommend and approve the proposed reverse stock split, and recommend to shareholders that they approve it, the Board and Special Committee accepted and considered the draft valuation report of Chaffe and the following additional material factors:

•	The limited trading market and liquidity of the Company’s Class A Common Stock.

•
The trading and price history of the Company’s Class A Common Stock, including particularly the twenty four cents ($0.24) per share volume-weighted average price (“VWAP”) for the 52 weeks prior to January 8, 2016 (the most recent data available to the Special Committee before it made its recommendations).

•
The opportunity presented to potential Cashed-Out Shareholders of even a small number of pre-split shares to receive a cash payment for their holdings without incurring any brokerage commissions or other trading or transaction costs (including without limitation any additional costs normally associated with odd-lot trading).

•
The fact that the proposed cash-out price of thirty cents ($0.30) per pre-split share represents a premium of 25.0% to the VWAP of twenty four cents ($0.24) per pre-split share and represents an approximately 42.9% premium to the twenty one cents ($0.21) per share that was at the high end of the valuation range determined by Chaffe in its draft valuation report.  It also represents a premium of 20.0% to the last trading price of twenty five cents ($0.25) per share prior to the Special Committee’s recommendation on January 13, 2016.

•
The fact that, even counting continuing shareholders’ post-split fractional shares that would be cashed out, only an estimated 88,000 equivalent pre-split shares would be cashed out in connection with the proposed transaction.

•
This number of shares (88,000) is less than 1% of the Company’s outstanding common shares -- i.e., it is approximately 0.78% of the 11,299,528 outstanding shares.  Consequently, the cash-out of all post-split fractional shares would not have any material impact on existing ownership of the Company’s shares by any one shareholder including the Company’s controlling shareholder and any change in ownership would not exceed 1% of the number or percentage of shares owned prior to the split.

       Regarding the factors in the last two bullet points (5th and 6th factors), the Special Committee and Board determined that the proposed cash-out price, and particularly the level of premiums to both VWAP and the  high end of the draft Chaffe report's range of fair value for shares of the Company's Class A Common Stock, were fair in part because such premiums were believed to be particularly significant and fair premiums given the relatively small number of shares affected and the immaterial impact that the proposed transaction would have on shareholders' percentage ownership of such shares (including without limitation the controlling shareholders' percentage ownership of such shares). If the number and percentage of shares affected had been significantly different, a different premium might have been selected.

   As used in this Proxy Statement, the term "Affiliates/Additional 13E-3 Filing Persons" refers collectively to Marshall T. Reynolds, Harrah and Reynolds Company, the members of the Company's Board of Directors (Marshall T. Reynolds, Chairman, Louis J. Akers, Phillip E. Cline,  Neal W. Skaggs, and Glenn W. Wilcox, Sr.), Adam M. Reynolds (President and Chief Executive Officer) and Justin T. Evans (Senior Vice President and Chief Financial Officer). Each of the  Affiliates/Additional 13E-3 Filing Persons has joined in and is thus an additional filing person as to the Company's Schedule 13E-3 (which, as noted above, is incorporated herein by reference), and has adopted the analysis and determinations of the Board and the Special Committee including, without limitation, the determinations and conclusions that the proposed transaction is both procedurally and substantively fair to unaffiliated shareholders.

Each of the Affiliates/Additional 13E-3 Filing Persons, in reaching the same conclusions as to substantive fairness to unaffiliated shareholders and all other shareholders, likewise considered the draft Chaffe Report and each of the other factors set forth in the above bullet points.  That is, the Affiliates/Additional 13E-3 Filing Persons also considered the draft Chaffe Report along with the existing limited trading market and liquidity of the Company's shares, the trading and price history of those shares including the above-referenced VWAP of $0.24/share,  the opportunity for Cashed-Out Shareholders to get a cash payment for their post-split fractional shares at a price ($0.30 per pre-split share) that reflects a 25% premium to such VWAP and a 42.9% premium to the $0.21/share high end of the Chaffe draft report's fair valuation range, the opportunity for Cashed-Out Shareholders to get such cash payment for their shares without having to pay any transaction costs, the that purchasing all resulting post-split fractional shares after the proposed reverse stock split will affect only a small number of shares  (less than 1% of all the outstanding shares, namely only 0.78% approximately), and the fact that purchasing all resulting post-split fractional shares will not result in any material change to the ownership of the Company's controlling shareholders in its Class A Common Stock.

       The Special Committee and the Company’s Board of Directors considered all factors independently from the others and focused on the factors that were most advantageous to Cashed-Out Shareholders. Specifically, the Special Committee and the Board placed the greatest weight on having a cash-out price that represented a premium to (a) the Company’s stock price performance as measured by its VWAP of twenty four cents ($0.24) per share and the last trading price prior to the Special Committee’s final meeting on January 13, 2016 ($0.25 cents/share) and (b) the high end of the Chaffe draft valuation report ($0.21 cents per share). The Special Committee and the Board also considered the materiality and monetary value of the transaction itself in its determination of the cash out price and ultimate fairness of that price. Each of the Affiliates/Additional 13E-3 Filing Persons, in reaching the same conclusions as to substantive fairness to unaffiliated shareholders and all other shareholders, likewise gave the greatest weight to the fact that Cashed-Out Shareholders would have the opportunity to get a cash payment (without paying any transaction costs) for their post-split fractional shares at a price ($0.30 per pre-split share) that reflects a 25% premium to such VWAP and a 42.9% premium to the $0.21/share high end of the Chaffe draft report's fair valuation range.

       After evaluating these factors, the Special Committee, and ultimately the Board, acting on behalf of the Company, determined that the proposed reverse stock split, which is considered a Rule 13E-3 Transaction, is substantively fair to the affiliated and unaffiliated shareholders of the Company, including the potential Cashed-Out Shareholders and the shareholders who will continue to be shareholders after the proposed reverse stock split.

Procedural Fairness

       The Board appointed the Special Committee consisting of independent, disinterested and non-employee directors Louis J. Akers and Glenn W. Wilcox, Sr. to constitute the Special Committee.  The Board in doing so was following the advice of outside counsel to establish such a special committee comprised of independent and disinterested directors to evaluate potential going dark transactions and make a recommendation to the full Board as to whether to pursue such a potential transaction or not, and, if so, to recommend to the full Board the material terms upon which a potential transaction should be undertaken including a fair cash-out price for purchasing resulting fractional shares.  The proposed reverse stock split has not been structured so as to require the separate approval of shareholders unaffiliated with the Company.  The Board concluded that the interests of unaffiliated shareholders were sufficiently represented at the Board level by the Special Committee. The Special Committee consists of independent and disinterested directors of the Board and was established to evaluate and make a recommendation to the Board regarding the proposed reverse stock split.  See also the extended discussion in “Special Factors - Deliberations of the Board and the Special Committee” and “Special Factors - Alternatives Considered”.

The Board and the Special Committee did not request or rely on a fairness opinion on behalf of unaffiliated shareholders or potential Cashed-Out Shareholders.  The potential costs of such an opinion were considered to be quite substantial compared to any potential value of such an opinion, particularly for a potential transaction involving such a small number (estimated 88,000) and percentage (0.78%) of pre-split shares.

In addition, the Board and Special Committee took into account the following additional factors in not requesting or relying on a fairness opinion.  Specifically, shareholders who are potential Cashed-Out Shareholders would have the opportunity to buy more shares before the split so as to avoid being Cashed-Out Shareholders immediately before the effective date of such split.  Similarly, shareholders who hold somewhat more than 200 shares before the proposed split and would like to become Cashed-Out Shareholders could do so simply by selling enough of their shares so that they would have less than 200 shares immediately before such split.  In addition, the Board and Special Committee noted that under WVBCA Article 13 (see Annex 1) qualifying shareholders who want to exercise their statutory appraisal rights could do so by following all the procedural requirements set forth in WVBCA Article 13. The Company believes that Cashed-Out Shareholders who follow all the procedural requirements of WVBCA Article 13 would have statutory appraisal rights.  See “Special Factors - Statutory Appraisal Rights”; “Special Factors - Deliberations of the Board and the Special Committee”; and Annex 1.

 For all these reasons, the Special Committee and ultimately the Board did not believe that additional expense associated with obtaining a fairness opinion was warranted under all the circumstances of the proposed transaction.  The Board and Special Committee chose a cash-out price that represented a significant (45.6%) premium to the high end of the implied value range in the Chaffe draft valuation report ($0.21 cents per share).  That cash-out price also represents a premium, as noted, of 25.0% to the VWAP of twenty four cents $(0.24) per share and 20% to the last trading price of the Company’s shares ($0.25 cents per share) prior to the January 13, 2016 recommendation of the Special Committee which was adopted and approved by the full Board on January 18, 2016.

No unaffiliated representative has been retained to act solely on behalf of unaffiliated shareholders for purposes of negotiating the terms of the proposed reverse stock split.  Additionally, the Board made no provision to grant unaffiliated shareholders any special access to the Company’s corporate files (except as may be required by the WVBCA) or to obtain counsel or appraisal services at the Company’s expense.  However, the Company believes that a dissenting Cashed-Out Shareholder who complies with all the procedural and other requirements of WVBCA Article 13 would be entitled to statutory appraisal rights. See “Special Factors - Statutory Appraisal Rights”, Annex 1, and “Special Factors - Deliberations of the Board and the Special Committee”.

The Board, adopting the recommendations of the Special Committee, determined that the proposed reverse stock split, which is considered a Rule 13E-3 Transaction, is fair procedurally to affiliated and unaffiliated shareholders who are potential Cashed-Out shareholders.

After evaluating both the substantive and procedural fairness of the proposed reverse stock split, the Board, accepting and adopting the Special Committee’s recommendations and supporting rationale, and acting on behalf of the Company, concluded that the proposed reverse stock split is the most efficient, relatively expeditious, cost effective and fair approach to convert the Company from a public SEC-reporting company to a private non-SEC-reporting company.

Taking into account the recommendations and supporting rationale of the Special Committee for the proposed cash-out price of thirty cents ($0.30) per pre-split share which would be paid for fractional shares resulting from the proposed reverse stock split, including the Chaffe draft valuation report, the Board unanimously determined that such proposed purchase price for fractional shares is fair to the shareholders of the Company including unaffiliated shareholders of the Company.

       Each of the Affiliates/Additional 13E-3 Filing Persons, in reaching the same conclusions as to procedural fairness to unaffiliated shareholders and all other shareholders, likewise adopted the same analysis, determinations and conclusions as used by the Special Committee and the Board. Thus, without limitation, the Affiliates/Additional 13E-3 Filing Person concluded that it was not necessary to have a separate representative to negotiate with the Board concerning the proposed transaction and the terms thereof, because the Special Committee of independent Directors would adequately represent and consider their interests; that the costs of obtaining a fairness opinion would outweigh potential benefits thereof in this context where so few shares would be cashed out (approximately 88,000 shares or 0.78% of outstanding shares) and shareholders had the opportunity and choice to avoid being cashed out if they so desired by buying additional shares so they would have at least 200 pre-split shares at the time of the proposed transaction; and that Cashed-Out Shareholders would have statutory dissenters' appraisal rights.

Accordingly, the Board voted unanimously to approve the proposed reverse stock and related transactions and to submit to the shareholders amendments to the Company’s Articles of Incorporation to effectuate and authorize the proposed reverse stock split.

       Fairness Determination by Marshall T. Reynolds and Other Affiliates

    Marshall T. Reynolds, a controlling shareholder of the Company, is subject to Rule 13E-3 promulgated by the SEC under the Exchange Act with respect to “going private” transactions and is a “filing person” for purposes of the Schedule 13E-3. Mr. Marshall T. Reynolds has adopted the analysis and conclusions of the Special Committee and the full Board, including the recommendations and supporting rationale of the Special Committee and further including consideration of the final draft Chaffe valuation report.  Mr. Marshall T. Reynolds thus has concluded that the proposed reverse stock split is both procedurally and substantively fair to the Company’s affiliated and unaffiliated shareholders, including both potential Cashed-Out Shareholders and shareholders who will continue to be shareholders after the proposed reverse stock split.  Mr. Marshall T. Reynolds relied on the factors analyzed by the Board and the Special Committee, including the Chaffe draft valuation report, as described in the above sections of the proxy statement captioned “Special Factors - Deliberations of the Board and the Special Committee,” “Special Factors --Fairness of the Reverse Stock Split”, “Special Factors – Reverse Stock Split”, “Special Factors - Third Party Valuation Report”, and “Summary of Material Terms of the Proposed Reverse Stock Split and Related Transactions”. The Company’s other Directors, its new President and Chief Executive Officer as of March 1, 2016 (Adam M. Reynolds) and its Senior Vice President and Chief Financial Officer likewise have joined and adopted the Schedule 13E-3, as amended, as well as the recommendations and supporting rationale of the Special Committee and the Board with respect to the proposed reverse stock split and to fairness. Amendment to the Schedule 13E-3 also have been filed with the latest having been filed on May 25, 2016.  Marshall T Reynolds, the other directors of the Company as well as the Company’s new President and Chief Executive Officer as of March 1, 2016 (Adam M. Reynolds) and its Senior Vice President and Chief Financial Officer (Justin T. Evans) have joined such Schedule 13E-3 as of the amendments thereto with the latest being filed on May 25, 2016.

Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons.

    Directors and executive officers and 10% shareholders may have interests in the reverse stock split that are different from the interests of other shareholders of the Company, and have relationships that may present conflicts of interest.  To the Company’s knowledge, Mr.Marshall T.  Reynolds, Mr. Adam M. Reynolds, and each other director of the Company intend to vote all shares of Class A Common Stock for which such persons have voting authority, in favor of the proposed reverse stock split.  The Company and such persons, along with the Senior Vice President and Chief Financial Officer of the Company (Justin T. Evans), have filed with the SEC a Schedule 13D and Schedule 13D/A with respect to the proposed reverse stock split.  Copies of such filings are available from the SEC’s website at www.sec.gov.  In such filings, these persons have indicated that they intend to vote for the proposed reverse stock split and related amendments to the Company’s Articles of Incorporation at the special meeting of shareholders. Currently, the common shares of the Company beneficially owned by such persons currently constitutes approximately 56.2% of currently outstanding common shares (11,299,528 shares), excluding the potential effect of warrants that are outstanding owned by Mr. Marshall T. Reynolds that would allow him ultimately to purchase shares of common stock equal to 30% of the then issued and outstanding common stock of the Company on a fully diluted, post-exercise basis.  Excluding the potential effect of such warrants, Mr. Marshall T. Reynolds currently beneficially owns approximately 53.7% of the Company’s current Class A Common Stock.  See “Ownership of Shares - Security Ownership of Officers and Directors”.

    Assuming cash-out of approximately 88,000 estimated pre-split shares (as estimated by the Special Committee and the Board) at the price of thirty cents ($0.30) per share, only 0.78% of the 11,299,528 total shares currently outstanding would be cashed out.  Even if one makes the conservative assumption that such persons would not have any fractional shares cashed out, then the anticipated maximum impact on the percentage of shares, post-split, that this group of officers, directors and controlling shareholder would own, would be 0.78% of their current pre-split ownership percentage (56.2% of the total shares), or an increase of another 0.44%, for an anticipated post-split ownership percentage of approximately 56.6%, an immaterial change.  This excludes the potential effect of the warrants noted above. If these persons ended up with some portion of their post-split shares being fractional share interests, then such fractional share interests would be cashed out with the result that their post-split shares and percentage of total shares could be slightly lower than such anticipated 56.6% for the group.

    On those same assumptions of 88,000 pre-split shares being cashed out at thirty cents ($0.30) per pre-split share, and giving effect to the warrants noted above, the group of directors, executive officers and controlling shareholder, who currently own approximately 69.4% would have their hypothetical holdings increase by approximately 0.78% of such 69.2%, or an increase of an additional 0.54%, to a total of approximately 69.9%.  In the case of Mr. Marshall T. Reynolds, giving effect to the warrants noted above, it is anticipated that his ownership of all common shares would increase from the current 67.6% to approximately 68.1%.  Again, these would be immaterial changes.  See “Ownership of Shares - Security Ownership of Officers and Directors”. “Special Factors - Certain Effects of the Proposed Reverse Stock Split on the Company’s Shareholders - Rights, Preferences and Limitations”, and “Special Factors - Certain Effects of the Proposed Reverse Stock Split on the Company’s Shareholders - Financial Impact”.

    It must be noted that the number of shares to be cashed out in the proposed reverse stock split may vary from the estimate above, and the ownership percentage of shares of Class A Common Stock held by directors, executive officers and controlling shareholder after such split will proportionally increase or decrease as a result of purchases, sales and other transfers of shares of Common Stock by shareholders prior to the effective date and time of the proposed reverse stock split, and the number of street name shares that are actually cashed out in the reverse stock split.  The Company anticipates that, due to the small number of estimated pre-split shares, it is nonetheless likely that the changes in percentage ownership of the Company’s directors, executive officers and controlling shareholder would not be material.

    Directors, executive officers and the controlling shareholder (as shareholders who own more than 10% of the Company’s outstanding Class A Common Stock) will experience certain advantages after the proposed reverse stock split.  For example, after such split, these persons will be relieved of certain SEC reporting requirements and “short-swing profit” trading provisions under Section 16 of the Exchange Act, and public disclosure of information regarding their compensation and stock ownership will no longer be required. Also, although the Company does not anticipate making any such loans, the Company after deregistration would no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to directors or executive officers.

Third Party Valuation Report

    The Special Committee retained Chaffe to serve as an independent third party valuation firm to provide the Special Committee with a valuation report to determine the fair market value for the shares of the Company’s Common Stock.  The Special Committee considered several possible valuation firms and selected Chaffe based on its significant valuation experience, its estimated time frame for completing the valuation and the quoted cost of doing the valuation for the Special Committee.  The initial draft valuation report was received from Chaffe on December 31, 2015 and was reviewed and analyzed by the Special Committee at its second meeting on January 4, 2016.  The final draft valuation report was received form Chaffe on January 7, 2016 and was reviewed and analyzed by the Special Committee at its third meeting on January 11, 2016 with some follow-up discussion during the Special Committee’s fourth and final meeting on January 13, 2016. There were no material differences between the December 31, 2015 and January 7, 2016 drafts of the valuation reports. In addition, the valuation report received by the Company on January 7, 2016 was only considered a draft due to its informal presentation but all financial calculations and estimated values per share were final. This report was considered by the Special Committee and Board to determine the cash out price and ultimate fairness of the transaction.  See “Special Factors - Deliberations of the Board and the Special Committee”, and “Special Factors - Fairness of the Proposed Reverse Stock Split - Substantive Fairness”.

    The Company has paid Chaffe a fee of $20,000, which was the quoted fee provided by Chaffe.  This fee was not contingent on any result.

    A copy of Chaffe’s January 7, 2016 final draft valuation report is set forth in Exhibit 99.7 to the Schedule 13E-3 Transaction Statement filed at approximately the same time as this proxy statement.  Copies of the Schedule 13E-3 and all exhibits are available online from the SEC’s web site at www.sec.gov.  Shareholders should read the January 7, 2016 final draft valuation report in Exhibit 99.7 to the Schedule 13E-3.  The copy of such draft final valuation report has been provided in said exhibit with the express written permission of Chaffe.

    Chaffe’s January 7, 2016 final draft valuation report is addressed to the Special Committee and relates only to the fair market value of the shares of Class A Common Stock as of December 21, 2015, assuming the sale for cash of 100% of such shares between a willing and informed buyer and seller, each acting without any compulsion to act.  Chaffe advised the Special Committee that the valuation conclusions and amounts, and supporting worksheets, in the final draft valuation report are final and will not change in the final report.  Chaffe further advised that the final report would contain more narrative discussion of the different valuation analyses reflected in the different worksheets of its draft final valuation report.

    The Special Committee, and ultimately the Board, considered and took into account but did not rely exclusively on the conclusions and analyses of Chaffe’s January 7, 2016 final draft valuation report, which is not a fairness opinion and does not address any other aspect of the proposed reverse stock split or any related transactions.  Likewise, it does not constitute a recommendation to any shareholder with respect to the proposed reverse stock split, the proposed shareholder resolutions and amendments to the Articles of Incorporation or any other matter covered by this proxy statement and to be voted upon by shareholders.

    In the course of performing its valuation work, Chaffe conferred with the Company’s management concerning its business, operations, past reported operating results and outlook for the future.  As part of this process, management provided Chaffe with 12-month trailing unaudited operating results for the 12 months ended July 31, 2015 and with projections of consolidated operating results for FYE 2016.

    The following is the consolidated estimated (projected) results of operations of the Company’s 2016 fiscal year as presented to Chaffe and Associates for the valuation of the Company’s common stock. The information disclosed below is in a summarized and consolidated format that is similar to the format in which the Company reports financial information to the public and its shareholders.

    Actual results may differ from those provided in the projections as they are subject to various conditions and may not occur. Even if these events do occur, the ultimate results may differ substantially.

Champion Industries, Inc. and Subsidiaries
Projected Consolidated Statements of Operations

Projections for the Year Ended October 31, 2016 (1)

Revenues	$65,066,631

Cost of sales	49,354,537

Gross profit	15,712,094

Selling, general and administrative expenses	14,723,000

Income from operations	989,094

Other income (expenses)	(566,000)

Income before income taxes	423,094
Income tax benefit (2)	857,691

Net income	$1,280,785

(1) These projections were based on historical performance and trends for each of the Company's operating divisions with adjustments made for known and unknown events that the Company expects to occur in 2016. The significant assumptions considered were increases of 6.2% and 4.7% for printing and office product sales respectively over FYE 2015. In addition, the Company assumed slight decreases in margin of 62 basis points as well as decreases of approximately $0.7 million in selling, general, and administrative expenses for FYE 2016. The Company also assumed decreases to interest expense of $0.3 million. The Company, nor its management, gives assurance that these results will materialize.

(2) At the time completed, this was the estimated net result of reversing the valuation allowance the Company carries against its net deferred tax assets. This assumption is based on a profitable fiscal 2016 that would indicate the ability to generate sufficient future income to utilize such tax assets. Actual results and tax valuation allowance reversals could differ significantly.

The following is a brief summary of the main valuation analyses undertaken by Chaffe in the course of its valuation work and rendering its final valuation range of seventeen cents ($0.17) to twenty one cents ($0.21) per share implied value.

After identifying public companies in the two business segments in which the Company operates, namely commercial printing and the office supplies/office furniture segments, Chaffe compiled a list of companies that were comparable to the Company (the “peer companies” or “peer group”).  Those companies include ACCO Brands Corporation, Cenveo Inc., Deluxe Corporation, Ennis Inc., Office Depot, Inc., Staples Inc., R.R. Donnelley and Sons Company, Quad Graphics Inc., and Transcontinental Inc. Chaffe also focused on a subset of these peer companies that were in the commercial printing business primarily, Chaffe then compiled available balance sheet and operating statement information, and ratios and multiples, for the peer companies and comparable or corresponding data for the Company where meaningful and applicable (price to earnings ratio for the Company, for example, was not useful because the Company in recent years has not reported a profit) This included forecasted results for FYE 2016.

Chaffe then used (and weighted) six different peer group valuation metrics and approaches to get marketable based on Chaffe’s analysis of average and median peer company ratios and multiples.  In calculating the peer groups mean (average) and median ratios for the peer group, all peer companies were included in Chaffe’s analysis.  As a threshold matter Chaffe determined that price to earnings ratio analysis was not applicable and would not be meaningful.

Chaffe first used the peer companies’ median price to projected earnings ratio and applied it to the Company’s projected FYE 2016 results, to get a marketable value indication.  Chaffe assigned this a 20% weighting percentage.

Second, Chaffe used the peer companies’ median price to cash flow after tax ratio and applied it to the Company’s data, to get a separate marketable value indication.  Chaffe assigned this a 10% weighting.

Third, Chaffe next applied median peer group price to equity multiple to the Company’s data. This yielded another marketable value indication to which Chaffe assigned a 20% weighting.

Fourth, Chaffe similarly applied the median peer group enterprise value to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio to the Company’s data. Doing so provided a distinct marketable value indication to which Chaffe assigned a 25% weighting.

Fifth, Chaffe similarly applied median peer group price to cash flow after tax ratio to the Company’s data. This produced another marketable value indication to which Chaffe assigned a 10% weighting.

The last peer group metric used by Chaffe in this way was the enterprise value to EBITDA ratio, which Chaffe applied to the Company’s value, to get a marketable value indication.  Chaffe assigned a 15% weighting to this last marketable value indication.

Using its professional judgment and experience, Chaffe applied these weightings to these six different peer valuation analyses, and then further applied a 31.08% size discount and the 9.93% control premium (both based on its analysis of historical market data), in order to obtain its “Peer Analysis” control value of $2,743,666.  Rounded to the nearest hundred thousand, i.e., to $2,700,000, this Peer Analysis value was the basis for the low end of the value range in Chaffe’s January 7, 2016 draft valuation report.  After giving effect to the warrants noted above, this resulted in a value to common shareholders of $1,893,390 in the aggregate, or an implied value of seventeen cents ($0.17) per share.

Using the same six valuation metrics for a peer group subset consisting of just commercial printing companies, and applying those metrics to the Company’s data, and likewise applying the 31.08% size discount and the 9.93% control premium (both based on its analysis of historical market data), Chaffe also obtained a control value of $3,868,962.  This was referred to as the “Peer Analysis - Subset” value. Rounded to the nearest hundred thousand, i.e., $3,400,000, this was the value that was the basis for the high end of the final valuation range.  After giving effect to the warrants noted above, the control value for common shareholders was $2,383,390, or an implied value of twenty one cents ($0.21) per share.

Next, looking at transactions (mergers) involving public companies in these two business segments (printing and office supplies/office furniture), Chaffe applied median ratios from such transactions to the data of the Company in order to obtain what it referred to as a “Mergers Model” value of $3,021,893 (again giving effect to the warrants discussed above).

In addition to these valuation analyses, Chaffe also undertook a liquidation value analysis. However, using its professional judgment and experience (and applying liquidation discount percentages and liquidation costs that it deemed reasonable) Chaffe did not consider the results (zero after deduction of liabilities) to be meaningful.  Chaffe also analyzed the Company’s data using a discounted cash flow model.  After applying the above-referenced 31.08% size discount and the 9.93% control premium (both based on its analysis of market data), Chaffe arrived at a control value of $2,822,220 before giving effect to the warrants discussed above.  Finally, Chaffe also analyzed the Company’s data using a leveraged buyout model.  After applying the above-referenced 31.08% size discount and the 9.93% control premium (both based on its analysis of market data), the leveraged buyout model generated a control value of $2,769,791 before giving effect to the warrants discussed above.   These control values from the leveraged buyout model and the discounted cash flow model were in between the control values obtained from Chaffe’s Peer Analysis - Subset value and its Peer Analysis value noted above.

       For the guideline public peer company analysis, no weighting was applied to trailing twelve month Price/Earnings metric because it resulted in a value indication that was not meaningful.  Enterprise Value / EBITDA indications were weighted more heavily than other metrics because it is not as influenced by differences in capital structure and depreciation methods between firms.

    For the merger transaction analysis, similarly, no weighting was applied to trailing twelve month Price/Earnings metric because it resulted in a value indication that was not meaningful.  Enterprise Value/EBITDA is also considered to be an important metric, but it was given a lower overall weighting relative to the guideline public company analysis because the Enterprise Value/trailing twelve month EBITDA metric resulted in an figure that was not meaningful.

       Therefore, the metrics that were relevant, or returned a positive value, were given higher weight than those that did not. Cahffe’s approach favored the going concern assumption which was more favorable and fair to shareholders both affiliated and unaffiliated when considering that liquidation, orderly or disorderly, was thought to have no value to shareholders.

       Chaffe used the Morningstar Valuation Year 2015 size category of 10, which includes firms with market capitalization of between $1.6 million and $219.0 million, to determine the size premium to apply to the Company in its valuation of the Company. The size premium is determined by return in excess of (“CAPM”) or Capital Asset Pricing Model for firms within this category.

       Chaffe used the Factset Mergerstat Control Premium Study of R.R. Donnelley and Sons Co. and Consolidated Graphics transaction effective January 31, 2014 to determine the control premium to apply in its valuation of the Company.

       Chaffe did not audit or test any of the information provided by the Company, as such procedures were not part of its engagement. Chaffe relied on such information without independent verification.  Thus, Chaffe expressed no opinion or other form of assurance on the Company-provided information or the accuracy, fairness or completeness of such information. Chaffe’s valuation conclusions and analyses reflect Chaffe’s best judgment in light of the information available at the time, based on its professional judgment and experience.

Based on these various factors and its experience and professional judgment, and after giving effect to the above-referenced warrants, Chaffe estimated that the market value of the Company’s Class A Common Stock as of December 21, 2015 was between seventeen cents ($0.17) per share and twenty one cents ($0.21) per share.

Chaffe’s draft report was subject to the following assumptions and limiting conditions:

(a)           The conclusion of value stated herein is only valid for the reported purpose and stated party(ies) as of the Valuation Date.

(b)           The report and its conclusion of value are for the exclusive use of Chaffe & Associates, Inc.'s (“Chaffe's”) client for the sole and specific purposes reported. Any other use is forbidden. Furthermore, the report and conclusion of value are not intended by the author, and should not be construed by the reader, to be investment or tax advice. The conclusion of value represents the considered opinion of Chaffe, based on information furnished to it by Chaffe's client and other sources.

(c)           Chaffe considered information from the current management of the Company concerning the past, present, and prospective operating results of the Company.

(d)           Financial statements and other related information provided by Chaffe's client or its representatives, in the course of this engagement, have been accepted without any verification as fully and correctly reflecting the enterprise's business conditions and operating results for the respective periods, except as specifically noted herein. Chaffe has not audited, reviewed, or compiled the financial information provided, and it expresses no audit opinion or any other form of assurance on this information.

(e)           Chaffe provides no assurance on the forecasted results or related assumptions. Events and circumstances frequently do not occur as expected; differences between actual and expected results may be material; and achievement of the forecasted results is dependent on actions, plans, and assumptions of management.

(f)           Except as noted, Chaffe relied on the representations of the owners, management, and other third parties concerning the value and useful condition of all equipment, real estate, investments used in the business, and any other assets or liabilities, except as specifically stated to the contrary in the report. Chaffe has not attempted to confirm whether or not all assets of the business are free and clear of liens and encumbrances or that the entity has good title to all assets.

(g)           Chaffe obtained public, industry, and statistical information from sources it believes to be reliable. Chaffe makes no representation as to the accuracy or completeness of such information and performed no procedures to corroborate the information.

(h) Where noted in the valuation report, Chaffe relied on the work and opinions of others. These include:

•	Public company information derived from Capital IQ
•	Factset Mergerstat Control Premium Study: R.R. Donnelley and Consolidated Graphics
•	Morningstar’s 2015 Valuation Yearbook: Size Premium (a component of the discount rate)
•	Mergerstat review 1983 – 2015: Size Discount

(i)           The conclusion of value is based on the assumption that the current level of management expertise and effectiveness will continue, and that the nature of the enterprise through any sale, reorganization, exchange, or diminution of the owners' participation will not change materially or significantly, except when noted otherwise.

(j)           The contents of the report (including, but not limited to, the conclusion of value, the identity of any valuation specialist(s), or the firm with which such valuation specialists are connected or any reference to any of their professional designations) may not be disseminated to the public through any means of communication without the prior written consent and approval of Chaffe.

(k)           Future services regarding the subject matter of the report, including, but not limited to testimony or attendance in court or updating the report, shall not be required of Chaffe unless previous arrangements have been made in writing.

(l)           Chaffe is not an environmental consultant or auditor, and it takes no responsibility for any actual or potential environmental liabilities. Chaffe has not independently determined whether its client is subject to any present or future environmental liability nor the scope of any such liabilities. Chaffe neither conducts nor provides environmental assessments and has not performed one for the subject property. Any person entitled to rely on the report, wishing to know whether such liabilities exist, or the scope and their effect on the value of the property, is encouraged to obtain a professional environmental assessment. Chaffe's valuation takes no such liabilities into account, except as they have been reported to Chaffe by the client or by an environmental consultant working for the client, and then only to the extent that the liability was reported in an actual or estimated dollar amount. Such matters, if any, are noted in the report. To the extent such information has been reported, Chaffe relied on it without verification and offers no warranty or representation as to its accuracy or completeness.

(m)           Chaffe did not do a specific compliance survey or analysis of the subject property to determine whether it is subject to, or in compliance with, the American Disabilities Act of 1990, and this valuation does not consider the effect, if any, of noncompliance.

(n)           No change of any item in this appraisal report shall be made by anyone other than Chaffe. Chaffe has no responsibility for any such change(s).

(o)           Unless otherwise stated, Chaffe made no effort to determine the possible effect, if any, on the subject business due to future Federal, state, or local legislation.

(p)           Special valuation rules for federal gift and estate taxes under Chapter 14 of the Internal Revenue Code of 1986 do not apply to this engagement.

       It is believed that these assumptions and limiting conditions are reasonable for the limited scope of engagement and the intended use of the valuation analysis and conclusions by the Special Committee and the Board as one factor to be considered in their evaluation of the proposed transaction and their analysis of whether it was substantively and procedurally fair to nonaffiliated shareholders and all other shareholders.  To the extent that Chaffe used forecasted results or related assumptions, as referenced in item (e) above, there can be no assurance that forecasted results will be achieved.  Regarding item (f) above, it should be noted that, that no separate appraisals or valuations were obtained by Company for the purposes of the evaluation of the proposed transaction by the Special Committee and the Board.  It was believed that the likely costs thereof would substantially outweigh the potential benefits thereof, in light of the limited nature of, and the other estimated transaction costs of, the proposed transaction.  It is also acknowledged as discussed elsewhere, that the draft Chaffe report was not, and may not be considered, a fairness opinion.  Here, the draft Chaffe report was just one factor considered by the Special Committee and the Board in their analysis of fairness, as further discussed in other portions of this proxy statement.

      It should be noted that the draft Chaffe report was provided to the Special Committee and the Board solely for their use, as one factor among several, in analyzing and evaluating the fairness of the proposed transaction.  Chaffe specifically authorized disclosure of their report in SEC filings of the Company relating to the proposed transaction.  Because of the limitations in the engagement of Chaffe by the Special Committee for such limited purposes, the draft Chaffe report includes a limitation on reliance by shareholders.  Counsel for the Company has indicated that the availability of such a defense to Chaffe, as against shareholders, would ultimately have to be resolved by a court of competent jurisdiction.  As disclosed elsewhere in this proxy statement, the use of the draft Chaffee report by the Special Committee and the Board would be one factor that would tend to support their ultimate determinations and conclusions that the proposed transaction was fair to all shareholders, including unaffiliated shareholders and Cash-Out Shareholders, both substantively and procedurally.  The availability of any state-law defense to Chaffe, viz-a-vis the shareholders, would have no effect on the rights and responsibilities of either Chaffe or the board of directors of the Company under applicable federal securities law.

The Special Committee did not ask Chaffe to provide, and Chaffe did not provide, either a fairness opinion or a recommendation regarding the purchase price the Special Committee (and ultimately the Board) should recommend in connection with the proposed cash-out of fractional shares resulting from the reverse stock split.

Rather, the Special Committee considered the final Chaffe valuation range as well as the trading history of the Company’s common shares, as available as of the Committee’s final and fourth meeting on January 13, 2016, including its then most recent market price ($0.25 cents per share) and its 52-week VWAP ($0.24 cents per share).  The Special Committee also considered the anticipated relatively small number and percentage of its outstanding 11,299,528 shares (i.e., approximately 88,000 shares representing only 0.78% of such total outstanding shares).

Ultimately, the Special Committee recommended, and the Board accepted and approved, a proposed consideration price for cashing out post-split fractional shares that represented a significant (45.6%) premium to the high end of the implied value range in the Chaffe draft valuation report ($0.21 cents per share).  That cash-out price also represents a premium of 25.0% to the VWAP of twenty four cents ($0.24) per share and 20% to the last trading price of the Company’s shares ($0.25 cents per share) prior to the January 13, 2016 recommendation of the Special Committee which was adopted and approved by the full Board on January 18, 2016.

No company used in the peer analyses used by Chaffe and described above is identical to the Company. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the proposed reverse stock split or the public trading or other values of the Company or companies to which it is being compared.

Certain Effects of the Proposed Reverse Stock Split on the Company’s Shareholders

Rights, Preferences and Limitations.  The respective rights, preferences or limitations of the Company’s Class A Common Stock will remain the same after the proposed reverse stock split as before the split. For example, the rights of shareholders as voting, dividends, liquidation or other rights of the Company’s Class A Common Stock will remain the same and will not change as a result of the proposed reverse stock split. This section also discloses the effects on unaffiliated security holders. When any discussion refers to cashed-out shareholders, such discussion would apply to any unaffiliated security holders that are also cashed-out shareholders.  Unless expressly stated otherwise, the following discussion of benefits and detriments of the proposed transaction are to be understood as referring to all shareholders, including unaffiliated security holders.

If the proposed reverse stock split is approved and implemented, the interests of shareholders who had 200 or more shares before such split would continue to be shareholders and they would continue to have the same interests in the common shares of the Company.  Such shareholders would have even whole shares and no fractional shares due to the cash-out and purchase by the Company of all fractional shares.  If the proposed reverse stock split is approved and carried out, Cashed-Out Shareholders would cease to have any equity interest in the Company and would not participate in future increases or decreases in the Company’s stock price.  Their shares would be purchased and retired by the Company as part of the purchase for cash (at the rate of thirty cents ($0.30) per pre-split share) of all fractional shares.

      When the proposed reverse stock split becomes effective, it is anticipated that only 88,000 equivalent pre-split shares (only 0.78%, an immaterial amount, of the 11,299,528 total pre-split shares outstanding) are anticipated to be affected by the cash-out of fractional shares at an estimated cash-out cost of approximately $26,400.  This would have a very small, and immaterial, impact on the percentage of total shares owned by directors and executive officers and the Company’s controlling shareholder (Mr. Marshall T. Reynolds) after the proposed reverse stock split, as noted above. See “Special Factors - Potential Conflicts of Interest of Officers, Directors and Certain Affiliated Persons”.  That is, it is anticipated that the maximum increase in percentage ownership by these persons would be 0.78% of their current pre-split ownership percentage (56.2% of the total shares), or an increase of another 0.44%, for an anticipated post-split ownership percentage of approximately 56.6%, which would be an immaterial change.  The ownership of Mr. Marshall T. Reynolds (currently 53.7%) would increase to an anticipated post-split ownership percentage of approximately 54.1%, again an immaterial change.  These ownership percentages do not reflect the potential effect of warrants held by Mr. Marshall T. Reynolds as noted above.  See “Special Factors - Certain Effects of the Proposed Reverse Stock Split on the Company’s Shareholders - Financial Impact”, and “Special Factors - Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons”.

Financial Impact. The Company estimates that if the reverse stock split is approved and implemented, the total number of shares of outstanding common stock in pre-split terms would be approximately 11,211,528 (a reduction of approximately 88,000 pre-split shares or only 0.78% of the pre-split total shares outstanding) and the approximate number of record shareholders is anticipated to be approximately 215.  This would represent an anticipated reduction of approximately 131 pre-split record shareholders out of the approximately 346 shareholders of record as of January 4, 2016 (the date of the last shareholders listing reviewed by the Special Committee before it made its January 13, 2016 recommendations to the Board).  The total anticipated cost of cashing out such estimated 88,000 shares pre-split would be only $26,400 (that is, 88,000 shares at thirty cents ($0.30) per pre-split share).  The Company plans to pay such anticipated $26,400 cash-out cost from the Company’s available cash resources.

The Company does not anticipate any material impact on the Company’s financial statements if the reverse stock split is approved and implemented.

       As noted and discussed above, upon the effectiveness of the proposed reverse stock split, the approximate maximum anticipated increase in the percentage of the Company’s Class A Common Stock owned by the Company’s directors and executive officers and controlling shareholder (Marshall T. Reynolds) would be approximately 0.78% of their current pre-split ownership percentage (56.2% of the total shares), or an increase of another 0.44%, for an anticipated post-split ownership percentage of approximately 56.6%, which would be an immaterial change.  Similarly, upon the effectiveness of the proposed reverse stock split, and excluding the potential effect of such warrants, Marshall T. Reynolds’ anticipated percentage ownership interest in outstanding Class A Common Stock after the reverse stock split would increase from its current level (53.7%) to an anticipated ownership percentage of 54.1%, an immaterial increase.  Giving effect to such warrants, the anticipated common stock ownership percentage post-split for the Company’s directors and executive officers and controlling shareholder would increase from 69.4% currently to an anticipated approximately 69.9% and for Mr. Marshall T. Reynolds would increase from 67.6% currently to an anticipated approximately 68.1%, which are immaterial changes.  See “Special Factors - Certain Effects of the Proposed Reverse Stock Split on the Company’s Shareholders - Rights, Preferences and Limitations”, and “Special Factors - Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons”.

Board Discretion. The Company’s Board has retained the right to abandon the proposed reverse stock split and related amendments to the Company’s Articles of Incorporation, if the Board determines that the proposed split is no longer in the best interests of the Company, even if the proposed shareholder resolutions and related amendments to the Articles of Incorporation are approved by shareholders.  The proposed shareholder resolutions reflect and preserve this right.  (See Annex 2). Thus, the Company’s Board would have the final say and authority in determining whether, and if so, when, to file the amendments and implement the proposed reverse stock split.  The Board may abandon the reverse stock split, at any time even after shareholder approval (if given) without further notice to or action by our shareholders.

However, the Board anticipates and believes that the proposed reverse stock split, if approved by shareholders, should be implemented as soon as possible.  The Board currently expects to make its decision to implement within approximately 30 days after approval by the shareholders.

Termination of Registration with SEC. The Company’s Class A Common Stock is currently registered under the Exchange Act. Such registration may be terminated, under SEC rules, upon application of the Company to the SEC if the Company has fewer than 300 record holders of its Common Stock.  The Company intends to make an application for termination of registration of its Common Stock as promptly as possible after filing the Articles of Amendment to effectuate the proposed reverse stock split if the proposed shareholder resolutions and amendments to the Articles of Incorporation are approved by shareholders and the proposed reverse stock split is implemented.

Termination of the registration of the Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the filing of annual and quarterly reports and proxy statements, no longer applicable to the Company. However, the Company currently intends to continue to provide shareholders with annual audited financial statements and unaudited quarterly financial information, and periodic updates when determined to be appropriate by the Board with respect to material events. This information will be available on the Company’s website at www.champion-industries.com. This information will not be as detailed or extensive as the information the Company has been required to file with the SEC or has provided to its shareholders in the past.

With respect to the executive officers and directors of the Company, upon termination of registration of the Common Stock under the Exchange Act, the executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit recapture provisions of Section 16 thereof, as well as many of the provisions of the Sarbanes-Oxley Act of 2002. Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

Benefits. The proposed reverse stock split is expected to result in the following benefits and advantages to the Company, its continuing shareholders after such split and to Cashed-Out Shareholders:

▪	The main benefit and advantage is the Company anticipates that it would eliminate and save an estimated $220,000 per year in costs of SEC reporting

▪
A second main benefit is that the proposed reverse stock split would free management and staff time to focus on long-term business objectives as well as internal financial reporting and analytics to support those objectives.

▪	Additional benefits and advantages would include the following:

•	Greater confidentiality of strategic and competitively sensitive information

•	Streamlining of corporate governance

•
No brokerage fees or commissions or other transaction costs to shareholders whose post-split fractional shares are cashed out after the proposed reverse stock split proposed reverse stock split proposed reverse stock split

•	Payment of a fair price ($0.30 cents per share) for fractional shares resulting from the proposed reverse stock split

•	Shareholders with less than 200 pre-split shares could buy additional shares to get to 200 by the record date and thereby avoid cash-out if they prefer

•	Similarly, shareholders with slightly more than 200 pre-split shares could sell some shares to get under the 200 share level if they prefer

•
The anticipated post-reverse-split trading price would appear to be greater than $5/share, which may have advantages (e.g., the Committee understands that shares trading at less than $5/share are not eligible for margin)

•	It is anticipated that the Company’s Class A Common Stock still could be traded in the over-the-counter market in the Pink Sheets

•
Estimated transaction costs are estimated not to exceed $150,000.  If transaction costs do not exceed $150,000 then they will be significantly less than the estimated annual costs savings from no longer being a public SEC-reporting company ($220,000 annually).

       It should be noted that the above benefits that will accrue the proposed reverse stock split would not benefit Cashed-Out Shareholders.  For example, Cashed-Out Shareholders would not benefit from the estimated savings from the absence of SEC reports, greater confidentiality of sensitive information, or streamlining of corporate governance. Shareholders who are not Cashed-Out Shareholders and continue to be shareholders after the proposed reverse stock split (including the Company’s controlling shareholder) will be beneficiaries of the Company’s future use of tax assets if the Company is able to use them. It is not possible to predict how, when or if these tax assets will be used, or if they can be applied at all, and to that extent it is not practicable to quantify this benefit to the Company’s continuing shareholders and its controlling shareholder after the proposed reverse stock split.  However, the Company provided projected operating results for FYE 2016 to Chaffe during the course of Chaffe’s valuation work, and while there is no assurance that such projections will materialize, the Company estimated in those projections that for FYE 2016 it would return to profitability and in such case would reverse the valuation allowance the Company currently carries against its net deferred tax assets.  See Exhibit 99.13 to the Schedule 13E-3 and Note 5 to the Company’s Consolidated Financial Statements dated October 31, 2015 in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 29, 2016.  From an accounting standpoint, if the Company does return to profitability in FYE 2016, the projections estimated a positive impact of approximately $857,691, which was, at the time the projections were completed, the estimated net result of reversing the valuation allowance the Company currently carries against its net deferred tax assets.  This assumption was based on a profitable FYE 2016 that would indicate the ability to generate sufficient future income to utilize such assets.  Actual results and tax valuation allowance reversals could differ significantly. As of October 31, 2015, the Company had approximately $1.0 million of net deferred tax assets.

Detriments.  The proposed reverse stock split is expected to result in the following detriments or disadvantages to the Company, its Continuing Shareholders and Cashed-Out Shareholders:

•
If the proposed reverse stock split is approved and implemented, it is estimated that approximately 131 shareholders of record will cease to be shareholders of the Company and will no longer hold an equity interest in the Company. Such shareholders, therefore, will not share in any future increases in the Company’s net assets or stock price, if any, will no longer have the right to vote on any corporate matter, and will not be able to benefit from any net deferred tax assets in the event that the Company returns to profitability and achieves operating income in future years. Such shareholders also will be deprived of the ability to sell their shares of Common Stock at a time and for a price of their choosing.  These potential detriments are mitigated somewhat by the ability of shareholders to choose to buy additional shares before the proposed reverse stock split so as to reach a total of 200 shares pre-split, if they wish to do so, and thereby avoid becoming Cashed-Out Shareholders.

•
Termination of registration of Common Stock under the Exchange Act will reduce substantially the information required to be furnished by the Company to its shareholders and will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy or information statement in connection with certain shareholder meetings pursuant to Section 14(a) of the Exchange Act, and the requirements of Rule 13E-3 promulgated by the SEC under the Exchange Act with respect to “going private” transactions no longer applicable to the Company and its executive officers and directors. In addition, termination of such registration will deprive “affiliates” of the Company of the ability to dispose of securities of the Company pursuant to Rule 144 promulgated under the Securities Act.  However, these detriments are somewhat mitigated by the Company’s plans to provide annual audited financial statements and unaudited quarterly financial statements, and periodic information on material transactions and events (as the same may be identified by the Board from time to time).

•	Other potential detriments or disadvantages identified by the Special Committee and the Board (and, where applicable, potentially mitigating factors) include the following:

o	Reduced liquidity of the Company’s Class A Common Stock (mitigated somewhat by the fact that liquidity is already very low)

o
Risk that record shareholders could increase above 300 again, requiring reregistration. This includes the risk of “kickouts” by brokerage firms (i.e., ending book entry holdings, thereby forcing customers to get stock certificates and thus increasing the number of record shareholders).  The Committee felt “kickouts” were unlikely now but could be monitored closely and addressed if the 300 threshold is approached or seems likely to be exceeded.

o	Common stock would be less attractive for use in acquisitions (mitigated somewhat by the fact that the Company hasn’t been doing material acquisitions in recent years).

o
Dissenting shareholders with only fractional shares after the reverse split would have statutory dissenters’ rights (mitigated somewhat by the independent valuation, the process, and the recommendation of a premium cash-out price). It should be noted that the potential additional transaction costs that could be associated with the exercise of statutory dissenters’ rights would constitute a detriment to the Company and continuing shareholders, but not to Cashed-Out Shareholders.

o
Time and expense of the proposed transactions is significant (mitigated somewhat by estimated transaction costs being significantly lower than anticipated annual savings from no longer being an SEC-reporting company).

o	There is a potential decrease in perceived prestige from no longer being a public company.

o	There would be a potential expense of reregistering if that became necessary to raise capital.

o
There is reduced information to shareholders and others about the Company (this can be mitigated somewhat by providing quarterly/annual financial reports and updates to continuing shareholders as discussed above).

o
There would be continued application of anti-fraud provisions (which can be mitigated to some extent, e.g., by imposing trading windows for insiders and providing shareholders with updates for material events). That is, the Company intends to continue to provide periodic financial statements and information concerning material events to its shareholders after the proposed reverse stock split, assuming it is approved and implemented; accordingly, the continuing costs associated with such disclosures could be viewed as a potential detriment.  On the other hand, this is somewhat mitigated by the Company’s intent to provide periodic financial statements and information concerning material events, coupled with imposing trading windows for insiders in conjunction therewith.

o
There is a risk of litigation (mitigated somewhat in the Committee’s view by several factors here, including the process used which included the Special Committee to review the potential transactions, the identified benefits to the Company of going dark, the Committee’s and the Board’s premium price recommendation for purchasing fractional shares after the reverse split, and the degree of shareholder choice noted above in the advantages of the proposed transactions).

Beneficial Owners of the Company’s Common Stock. The Company intends to treat shareholders holding our Common Stock in street name in the same manner as record holders. Prior to the effective date of the proposed reverse stock split, management will ask the Company’s transfer agent to conduct an inquiry of all brokers, banks and other nominees that hold shares of our Common Stock in “street name,” and ask them to provide the Company and the transfer agent with information that would allow a determination of how many fractional shares will be cashed-out, and request that they effect the proposed reverse stock split for their beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered shareholders for processing the proposed reverse stock split.

•
While the Company and its transfer agent (Broadridge Corporate Issuer Solutions, Inc.) will attempt to consolidate holdings of the same shareholder, it must be noted that (a) the Company and its transfer agent may not be able to do so, for example if they do not have the necessary information to compare and/or consolidate all of a single shareholder’s registered record holdings (if any) with any shares that same stockholder may hold in street name in a brokerage account (if any), and (b) the various banks, brokers and other nominees who hold shares in street names for various beneficial holders may have different procedures for processing the reverse stock split and the cash-out of fractional shares.  Therefore, it is very important that each stockholder review his or her own holdings to determine if any shares are held through a nominee that holds shares in street name, and, if some are so held, it is very important to contact the bank, broker or other nominee holding any of the stockholder’s shares in street name.  See “Special Factors – Beneficial Owners of the Company’s Common Stock”.

It also is possible that some stockholders may hold shares in multiple certificates, or in multiple street name accounts through one or more nominees, or hold a combination of both certificated shares and shares held by a nominee in street name.  Therefore, it is possible that someone holding more than 200 pre-split shares in multiple certificates and/or shares held in street name by a nominee might end up a Cashed-Out Stockholder if each separate certificate and/or street name holding is less than 200 shares.  As noted above, while the Company and its transfer agent will endeavor to consolidate holdings of a single stockholder, this may not be possible for various reasons including lack of pertinent information.  Therefore, stockholders should check their holdings carefully, and contact the bank, broker or other nominee holding any of the stockholder’s shares in street name, to make sure that they take appropriate steps to either become, or avoid becoming, a Cashed-Out Stockholder, as they prefer.

Directors and Officers. The directors and officers of the Company immediately prior to the Reverse Stock Split will remain the directors and officers of the Company immediately following the effectiveness of the Reverse Stock Split.

Federal Income Tax Treatment

           The following section describes the material U.S. federal income tax consequences of the proposed reverse stock split (as used in this section, the “Reverse Stock Split”) to unaffiliated and affiliated shareholders who hold the Existing Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The following is based upon the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws are not addressed in this proxy statement. All shareholders should consult with their own tax advisors as to the tax consequences of the Reverse Stock Split in their particular circumstances, including any Company shareholders who hold their existing shares of Class A Common Stock (as used in this section, the “Existing Common Stock”) other than as a capital asset and persons who acquired their Existing Common Stock as compensation and including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

           Company Tax Consequences.  It is anticipated that no gain or loss will be recognized by the Company as a result of the redemption of Existing Common Stock or the issuance of post-split common stock pursuant to the Reverse Stock Split.

           Shareholders Tax Consequences.  A shareholder will likely not recognize gain or loss on the exchange of Existing Common Stock solely for post-split common stock pursuant to the Reverse Stock Split.  See Sections 354(a) and 368(a)(1)(E) of the Code and Rev. Rul. 72-57, 1971-1 CB 103.  A shareholder who receives cash in lieu of fractional shares or through the exercise of appraisal rights will be treated as if the cash were received in redemption of that shareholder’s post-split common stock or fractional share thereof subject to Section 302 of the Code. Such shareholder will be treated as if the shareholder received the post-split common stock or fractional share thereof and then redeemed the same. For example, a shareholder holding 300 shares of Existing Common Stock would be considered by the Internal Revenue Service (the “Service”) to have received 1.5 shares of post-split common stock as a result of the Reverse Stock Split and then to have redeemed 0.5 shares of post-split common stock. Under Section 302 of the Code, a deemed redemption of post-split common stock pursuant to the Reverse Stock Split or the exercise of appraisal rights will, as a general rule, be treated as a sale or exchange if the redemption (a) results in a “complete termination” of the shareholder's interest in the Company, (b) is "substantially disproportionate" with respect to the shareholder, or (c) is “not essentially equivalent to a dividend” with respect to the shareholder.

Constructive Ownership Rules. In determining whether any of these Section 302 tests is satisfied, shareholders must take into account not only post-split common stock that they actually own, but also any post-split common stock they are “deemed” to own under the constructive ownership rules set forth in Section 318 of the Code.  Pursuant to these constructive ownership rules, a shareholder will be deemed to own stock that is actually or constructively owned by certain members of his or her family (spouse, children, grandchildren and parents) and other related parties including, for example, certain entities in which such shareholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such shareholder (or a related person) has the right to acquire upon exercise of an option or conversion right. In addition, if a shareholder lives in a community property state, the community property laws of that state may have an effect on the constructive ownership rules. Section 302(c)(2) of the Code provides certain exceptions to the family attribution rules for the purpose of determining a “complete termination.” If a shareholder intends to rely upon these exceptions, the shareholder must file a “waiver of family attribution” statement with the shareholder’s tax return and must comply with certain other requirements set forth in the Code and the income tax regulations promulgated thereunder (the “Regulations”).

    Complete Termination. The deemed redemption of a shareholder's shares of post-split common stock will result in a "complete termination" of a shareholder's interest in the Company if either (a) all post-split common stock actually and constructively owned by the Company is redeemed or sold pursuant to the Reverse Stock Split or the exercise of appraisal rights or (b) all of the post-split common stock actually owned by the shareholder is redeemed or sold pursuant to the Reverse Stock Split or the exercise of dissenter’s rights and the shareholder is eligible to waive, and does effectively waive in accordance with Section 302(c) of the Code, attribution of all post-split common stock which otherwise would be considered to be constructively owned by such shareholder. Such waiver of attribution applies only to post-split common stock that would be attributed to a shareholder from members of such shareholder’s family.

Any shareholders owning less than 200 shares of Existing Common Stock will have all of their shares actually owned redeemed in the Reverse Stock Split. Generally, under Section 302(b)(3) of the Code and subject to the constructive ownership rules of Section 318 of the Code discussed above, the deemed redemption of the post-split common stock should be treated as a complete termination of the shareholder's interest in the Company. For any shareholder whose interest in the Company is completely terminated pursuant to the Reverse Stock Split, the deemed redemption of the post-split common stock should be treated as a sale or exchange of property.

           Substantially Disproportionate. The deemed redemption of a shareholder’s post-split common stock will be “substantially disproportionate” with respect to such shareholder if the ratio which the post-split common stock of the Corporation owned by the shareholder immediately after the deemed redemption bears to all of the post-split common stock of the corporation at such time is less than 80 percent of the ratio which the post-split common stock of the Corporation owned by the shareholder immediately before the deemed redemption bears to all of the post-split common stock of the corporation at such time.  For example, a shareholder holding 5% of the outstanding post-split common stock immediately before the deemed redemption will qualify under the “substantially disproportionate” test only if the percentage of the outstanding post-split common stock held by the shareholder immediately after the deemed redemption is less than 4%.  Also, in order for a shareholder to qualify under the “substantially disproportionate” test, the post-split common stock of the Corporation owned by the shareholder immediately after the deemed redemption must be less than 50% of the total post-split common stock outstanding after the deemed redemption. Waiver of family attribution is not available in applying the "substantially disproportionate" test.  For any shareholder whose interest in the Company is substantially disproportionately reduced as a result of the deemed redemption, the deemed redemption of the post-split common stock should be treated as a sale or exchange of property.

    Not Essentially Equivalent To A Dividend. Even if the deemed redemption of a shareholder’s post-split common stock fails to satisfy the “complete termination” test and the “substantially disproportionate” test described above, the deemed redemption of a shareholder's post-split common stock may nevertheless satisfy the “not essentially equivalent to a dividend” test if the shareholder's redemption of post-split common stock pursuant to the Reverse Stock Split results in a “meaningful reduction” in such shareholder's proportionate post-split common stock interest in the Company. Whether the receipt of cash by a shareholder will be considered “not essentially equivalent to a dividend” will depend upon such shareholder's particular facts and circumstances. No general guidelines indicating the facts and circumstances under which a redemption will be considered to produce a meaningful reduction in proportionate interest have been provided by the courts or issued by the Service. However, the Service has clearly stated its position that if no reduction in percentage interest occurs, none of the Section 302 tests will be satisfied. Waiver of family attribution is not available in the context of the “not essentially equivalent to a dividend” test.  For any shareholder whose receipt of cash as a result of the deemed redemption is not essentially equivalent to a dividend, the deemed redemption of the post-split common stock should be treated as a sale or exchange of property.

    In assessing whether the redemption of a shareholder's shares of post-split common stock satisfies the “substantially disproportionate” test or the “not essentially equivalent to a dividend” test described above, it should be emphasized that the Reverse Stock Split will reduce the number of outstanding shares of post-split common stock and will reduce the number of shareholders. As a result, a shareholder’s percentage interest in post-split common stock of the Company may not be less than the shareholder’s percentage interest in Existing Common Stock even though the shareholder receives cash for a fractional share. In such case, the Service has clearly stated that if no reduction in percentage interest occurs, none of the Section 302 tests will be satisfied. If a shareholder is able to satisfy at least one of the Section 302 tests, the redemption will be treated as a sale or exchange as described in the complete redemption above.

    Any Company shareholder treated as receiving cash in a deemed redemption which is treated as a sale or exchange of property will generally recognize capital gain or loss measured by the difference between the amount of cash received and the holder's adjusted tax basis for the Existing Common Stock. This capital gain or loss will generally be long-term capital gain or loss if, as of the date of the exchange, the holding period for such shares is greater than one year. Long-term capital gain of a non-corporate holder is generally subject to tax at a maximum federal tax rate of 20%, plus a possible net investment income tax of 3.8%, as applicable. The current maximum federal income tax rate on ordinary income and short-term capital gains is 39.6%.

    With respect to fractional shares of post-split common stock treated as redeemed, if a shareholder cannot satisfy any of the three tests described above and to the extent the Company has sufficient current and/or accumulated earnings and profits, such shareholder will be treated as having received a dividend which will be includible in gross income (and treated as ordinary income) in an amount equal to the cash received with respect to the deemed redemption of the post-split common stock. In addition, the shareholder’s basis in such fractional share of post-split common stock disposed of will not offset the amount of cash received, but instead will be reallocated to shares of post-split common stock still held by such shareholder or, although the matter is not free from doubt, if no shares are actually owned, reallocated to those shares constructively owned, under certain circumstances. Dividends of a non-corporate holder are generally subject to tax at a maximum federal tax rate of 20% (subject to certain exceptions), plus a possible net investment income tax of 3.8%, as applicable.

    To the extent that a portion of the cash received with respect to the deemed redemption of the fractional share of post-split common stock exceeds the current and/or accumulated earnings and profits of the Company attributable to the retained and (deemed) redeemed shares of post-split common stock, such excess will first be treated as a non-taxable return of capital to the extent of the basis attributable to such retained and (deemed) redeemed shares and then as a capital gain. Such capital gain will be short-term or long-term depending on the holding period for the retained shares. If a shareholder acquired shares of Existing Common Stock at different times and/or at different prices, the application of the rules for basis reduction, gain recognition and type of capital gain is unclear.

           Reporting and Withholding.  Cash payments made pursuant to the Reverse Stock Split will be reported to the extent required by the Code to the Company shareholders and the Internal Revenue Service. The payments will ordinarily not be subject to withholding of federal income tax. However, backup withholding of such tax at a rate of 31% may apply to certain shareholders by reason of the events specified in Section 3406 of the Code and related Treasury Regulations, which include failure of a Company shareholder to certify to the Company the shareholder’s taxpayer identification number or social security number. The Company may require Company shareholders to establish an exemption from backup withholding or to make arrangements satisfactory to the Company with respect to backup withholding. A shareholder who does not provide the Company with his or her taxpayer identification number may be subject to penalties imposed by the IRS. Withholding may also apply to the Company shareholders who are otherwise exempt from such withholding, such as a foreign person, if that person fails to properly document its status as an exempt recipient.

Statutory Appraisal Rights

Statutory dissenters’ rights are governed by WVBCA Article 13.  In the context of the proposed transactions, the Company, as noted, believes that Cashed-Out Stockholders would have the right to dissent from the proposed amendments and related transactions in accordance with WVBCA Article 13.  See Subsection 31D-13-1302(a)(4) of WVBCA Article 13.

If the statutory procedures are complied with and the proposed reverse stock split is consummated, dissenting holders would be entitled to receive cash equal to the “fair value” of the Company’s Class A Common Stock held by them. Such “fair value” is determined as of the day immediately preceding the shareholders meeting at which the proposed amendments and shareholder resolutions to effectuate the reverse stock split are approved by shareholders.  Any judicial determination of the fair value of the shares could be based upon considerations other than or in addition to the cash consideration payable in the reverse stock split and the market value of the shares, including asset values, the investment value of Company’s Class A Common Stock and any other valuation considerations generally accepted in the investment community. The value so determined for dissenting shares could be more or less than the cash consideration payable in the proposed reverse stock split.  As explained further below, if it is determined to be more than such cash consideration payable in the proposed reverse stock split, the payment of such additional consideration would take place subsequent to payment pursuant to the proposed reverse stock split.

WVBCA Article 13 provides that the statutory appraisal rights remedy provided under WVBCA Article 13 to a stockholder objecting to the proposed reverse stock split is the exclusive remedy for the recovery of the value of such stockholder’s shares or for money damages to such stockholder with respect to the proposed reverse stock split. If the Company complies with the requirements of WVBCA Article 13, any stockholder who fails to comply with the requirements of that Article shall not be entitled to bring suit for the recovery of the value of his shares or for money damages to the stockholder with respect to the proposed reverse stock split.

The rights of dissenting holders of shares are governed by WVBCA Article 13. The following summary of applicable provisions of WVBCA Article 13 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of WVBCA Article 13, which is included as Annex 1 to the proxy statement.  As used in this section of this proxy statement, “subject shareholders meeting” means the meeting at which the proposed amendments and related shareholder resolutions to effectuate the reverse stock split and related transaction are approved.

A holder of Company Common Stock as of the record date for the subject shareholders meeting who files written notice of his or her intent to demand payment with the Company prior to the vote on the proposed reverse stock split at the subject shareholders meeting , who has not voted in favor of the proposed reverse stock split Agreement and who has made a demand for compensation as provided under WVBCA Article 13 is entitled under such provisions, as an alternative to receiving the consideration offered in the proposed reverse stock split for all of his or her Company Common Stock, to the fair value of his or her Company Common Stock.

The following is a summary of the procedural steps that must be taken if the appraisal rights are to be validly exercised.

Any stockholder of the Company who is entitled to exercise dissenters’ rights under WVBCA Article 13 may elect to exercise his or her right to dissent from the proposed reverse stock split by filing with the Company, at the address set forth below, prior to the vote on the proposed reverse stock split at the subject shareholders meeting, a written objection to the proposed reverse stock split, setting out that such stockholder’s appraisal rights will be exercised if the proposed reverse stock split is effected.

Within ten (10) days of the effective date of the proposed reverse stock split, the Company will deliver or mail to such stockholder written notice that the proposed reverse stock split has been effected and supply a form that specifies the date of the first announcement of the principal terms of the proposed corporation action and requires the dissenting stockholder to certify (i) whether or not the dissenting stockholder held beneficial ownership of his or her shares for which appraisal rights are asserted prior to the date of the announcement; and (ii) that the stockholder did not vote in favor of the proposed reverse stock split. The Company’s notice also must state:

•	Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited;

•
A date by which the Company must receive the form which date may not be fewer than forty (40) nor more than sixty (60) days after the date the appraisal notice and form are sent and state that the stockholder is deemed to have waived the right to demand appraisal unless the form is received by the Company by the specified date;

•	The Company’s estimate of the fair value of the shares;

•
That, if requested in writing, the Company will provide to the stockholder requesting, within ten (10) days after the date upon which the Company must receive the form, the number of stockholders who return the forms and the number of shares owned by them; and

•	The date by which a stockholder may provide notice to withdraw his or her request for appraisal rights.

The Company’s notice also must be accompanied by WVBCA Article 13. A dissenting stockholder who wishes to exercise appraisal rights must certify on the form sent by the Company whether he or she acquired beneficial ownership of the shares prior to the date set forth in the notice, must execute and return the form and, in the case of certificated shares, deposit his or her stock certificates in accordance with the terms of the notice. Once a dissenting stockholder deposits his or her certificates or, in the case of uncertificated shares, returns the executed forms, the dissenting stockholder loses all rights as a stockholder unless he or she withdraws the request for appraisal rights.

A dissenting stockholder may decline to exercise appraisal rights and withdraw from the appraisal process by notifying the Company in writing by the date set forth in the appraisal notice. If the dissenting stockholder fails to withdraw from the appraisal process by the date given in the notice, he or she may not withdraw without the Company’s written consent.

Within thirty (30) days after receipt of the appraisal notice from the dissenting stockholder, the Company shall pay in cash to those stockholders who properly exercise their appraisal rights, the amount that the Company estimates to be the fair value of their shares, plus interest. This payment to each dissenting stockholder will be accompanied by:

•
The Company’s financial statements, consisting of a balance sheet as of the end of the most recent fiscal year, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any;

•	A statement of the Company’s estimate of the fair value of the shares, which must equal or exceed the Company’s estimate given in the appraisal notice; and

•
A statement that dissenting stockholders have the right to demand further payment and that if any dissenting stockholder does not make a demand for further payment within the time period specified, the dissenting stockholder is deemed to have accepted the payment in full satisfaction of the Company’s obligations under WVBCA Article 13.

The Company may elect to withhold payment from any dissenting stockholder who does not certify that he or she had beneficial ownership of all of the shares for which he or she asserted appraisal rights prior to the date set forth in the appraisal notice. If the Company elects to withhold payment, it must, within thirty (30) days after the appraisal notice is due, provide all dissenting stockholders holding “after acquired shares”:

•
The Company financial statements consisting of a balance sheet as of the end of the most recent fiscal year, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any;

•	The Company’s estimate of fair value;

•
That they may accept the Company’s estimate of fair value, plus interest, in full satisfaction of their demands or demand payment under Section 31D-13-1326 of the West Virginia Business Corporation Act;

•	That those dissenting stockholders who wish to accept the offer must notify the Company within thirty (30) days after receiving the offer; and

•
That those dissenting stockholders who do not satisfy the requirements for demanding appraisal under Section 31D-13-1326 of the West Virginia Business Corporation Act are deemed to have accepted The Company’s offer. The Company will pay all stockholders who accept the offer within ten (10) days after receiving the stockholder’s acceptance in full satisfaction of the stockholder’s demand. Within forty (40) days after sending notice, the Company must pay in cash the amount it offered to each dissenting stockholder that did not qualify to demand appraisal under Section 31D-13-1326.

If a dissenting stockholder is dissatisfied with the amount of payment, he or she must notify the Company in writing of the dissenting stockholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest less any payment already made by the Company. A stockholder of after acquired shares who is dissatisfied with that offer must reject the offer and demand payment of the dissenting stockholder’s stated estimate of the fair value of the shares plus interest.

A dissenting stockholder who fails to notify the Company in writing of the dissenting stockholders demand to be paid his or her stated estimate of the fair value plus interest within thirty (30) days after receiving the Company’s offer of payment waives the right to demand payment and is entitled only to the payment made or offered by the Company. If there is still a disagreement between the Company and the dissenting stockholder after compliance by both parties with the provisions listed above, the Company, within sixty (60) days after receiving the payment demand from the dissenting stockholder, shall commence proceeding and petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the sixty (60) day period, it shall pay in cash to each dissenting stockholder the amount that the dissenting stockholder demanded plus interest. The Company shall make all dissenting stockholders whose demands remain unsettled parties to the proceeding and all parties must be served with a copy of the petition.

The jurisdiction of the court in the proceeding is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The stockholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There is no right to a jury trial.

Each stockholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the stockholder’s shares, plus interest, exceeds the amount paid by the Company to the stockholder; or for the fair value, plus interest, of the stockholder’s shares for which the Company elected to withhold payment.

The court in an appraisal proceeding shall determine all costs of the proceeding, including reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the Company, except that the court may assess costs against some or all of the stockholders demanding appraisal, in amounts the court finds equitable to the extent the court finds the stockholders acted arbitrarily, vexatiously or not in good faith. The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties in amounts the court finds equitable:

•	Against the Company and in favor of any and all stockholders demanding appraisal if the court finds that the Company did not substantially comply with the requirements of WVBCA Article 13; or

•
Against either the Company or the stockholder(s) demanding appraisal, in favor of any other party, if the court finds that the party against whom fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith.

If the court finds that the services of counsel for any stockholder were of substantial benefit to other dissenting stockholders, and that fees for those services should not be assessed against the Company, the court may award to counsel reasonable fees to be paid out of the amounts awarding to the dissenting stockholders who are benefited.

To the extent the Company fails to make a required payment pursuant to WVBCA Article 13, the stockholder may sue directly for the amount owed and, to the extent successful, the stockholder is entitled to recover from the Company all costs and expenses of that suit including counsel fees.

A dissenting stockholder’s written objection to the proposed reverse stock split and demand for payment must be in addition to and separate from any vote against the proposed reverse stock split. Voting against the proposed reverse stock split will not constitute the written notice required to be filed by a dissenting the Company stockholder.

A stockholder voting for the proposed reverse stock split or not voting on the proposed reverse stock split will be deemed to have waived his dissenters’ rights.

Under WVBCA Article 13 holders of record of the Company Common Stock are entitled to dissenters’ rights as described above, and the procedures to perfect such rights must be carried out by and in the name of holders of record. Persons who are beneficial but not record owners of the Company Common Stock and who wish to exercise dissenters’ rights with respect to the proposed reverse stock split should consult promptly with the record holders of their shares as to the exercise of such rights. All written objections and demands for payment should be addressed to Champion Industries, Inc., P.O. Box 2968, Huntington, West Virginia 25728, attention:  Mr. Justin T. Evans, Senior Vice President and Chief Financial Officer. All written objections and demand for payment must be received before the subject shareholders meeting or be delivered at such meeting prior to the vote.  Demands for payment must be made as described above.

Shareholders' Resolutions to Be Voted Upon Relating to the Proposed Amendment and Related Transactions

Annex 2 sets forth the proposed shareholders’ resolutions relating to the proposed amendments to Article 7 of the Company’s Articles of Incorporation to authorize and effectuate the proposed 1:200 reverse stock split and related transactions including (if the resolutions and amendments are approved by a majority of shareholders entitled to vote and the split is carried out) subsequent SEC deregistration.

Recommendation of the Board of Directors

The Company’s Board of Directors recommends that shareholders vote “FOR” the proposed resolutions relating to Proposal Number One, and thereby approve the proposed amendments to Article 7 of the Company’s Articles of Incorporation in order to effectuate the proposed 1:200 reverse stock split and related transactions. See Annex 2.

INFORMATION ABOUT CHAMPION INDUSTRIES, INC.

The Company.

Champion Industries, Inc. (“Champion” or the “Company”) is a major commercial printer, business forms manufacturer, office products and office furniture supplier, and mailing solutions provider offering warehousing and fulfillment of print and supply goods in regional markets east of the Mississippi River; primarily in West Virginia, Kentucky, Ohio, Indiana, and Louisiana. The Company’s sales offices and/or production facilities are located in Huntington, Charleston, Parkersburg, Clarksburg, and Morgantown, West Virginia; Baton Rouge, Louisiana; and, Evansville, Indiana. The Company utilizes a knowledgeable sales force of approximately 50 people to meet the needs of the Company’s customer base by delivering its products in addition to other business solutions.

Additional information concerning the Company may be found in the Company’s annual report on Form 10-K which is available at www.sec.gov and the Company’s website at www.champion-industries.com.  See “FORM 10-K”.

Market Information; Dividends.

Prior to July 16, 2012, the Company’s common stock had been listed on The NASDAQ Capital Market for a number of years under the symbol “CHMP”.  Effective upon the opening of business on July 16, 2012 the Company’s common stock was delisted from The NASDAQ Capital Market and began trading on the OTCQB Market under the symbol “CHMP”.

As of the date of this proxy statement there were approximately 11,299,528 shares outstanding of our Class A Common Stock.  The following table shows the high and low sales price per share of our Class A Common Stock for the past eight quarters, as reported by the OTC Market.

	Fiscal Year 2015		Fiscal Year 2014
	High	Low	High	Low

First quarter	$0.37	$0.14	$0.72	$0.35
Second quarter	0.32	0.20	0.62	0.35
Third quarter	0.43	0.25	0.50	0.25
Fourth quarter	0.50	0.21	0.34	0.22

	Fiscal Year 2016
	High	Low

First quarter	$0.28	$0.12

The Company has not paid any cash dividends since 2009.  The Company does not intend to pay any cash dividends in the foreseeable future.

No Public Offerings

The Company has not made any public offerings of its Class A Common Stock for cash during the three years preceding the date of this proxy statement.

No Stock Purchases

The Company has not repurchased any shares of its Class A Common Stock in the past two years.  In addition, none of the Company’s directors or executive officers, or its 10% or more shareholders, have purchased shares of such common stock in the past two years.

SUMMARY FINANCIAL INFORMATION

Below is a summary of balance sheet information at January 31, 2016, and October 31, 2015 and 2014:

	January 31,	October 31,
	2016	2015	2014
	(Unaudited)
Current assets:
Cash and cash equivalents	$39,381	$540,909	$818,438
Accounts receivable, net of allowance of $548,000, $531,000 and $688,000	9,255,926	8,651,745	9,512,731
Inventories	3,533,084	3,568,665	3,969,992
Other current assets	1,057,153	890,165	226,307
Current portion assets held for sale	256,832	256,832	256,832
Total current assets	14,142,376	13,908,316	14,784,300

Noncurrent assets:
Property and equipment, at cost:
Land	1,254,195	1,254,195	1,254,195
Buildings and improvements	4,683,225	4,676,290	4,923,113
Machinery and equipment	34,208,104	34,130,233	33,297,081
Equipment under capital lease	72,528	72,528	72,528
Furniture and fixtures	3,739,161	3,734,959	3,639,966
Vehicles	2,696,061	2,756,086	2,488,981
	46,653,274	46,624,291	45,675,864
Less accumulated depreciation	(40,175,916)	(39,911,447)	(38,991,652)
Net property and equipment	6,477,358	6,712,844	6,684,212

Goodwill	1,230,485	1,230,485	1,230,485
Other intangibles, net of accumulated amortization	1,027,320	1,057,845	1,179,943
Deferred financing costs	7,720	3,040	69,644
Other assets	13,315	13,996	59,809
Total noncurrent assets	8,756,198	9,018,210	9,224,093

Current liabilities:
Accounts payable	4,963,189	4,730,286	4,518,634
Accrued payroll and commissions	441,508	528,855	583,529
Taxes accrued and withheld	655,317	635,131	666,166
Accrued expenses	1,857,392	1,763,929	1,553,978
Debt discount	-	-	(138,520)
Notes payable	2,140,323	1,929,358	10,947,218
Notes payable - related party	2,500,000	2,500,000	2,500,000
Capital lease obligations	16,091	15,852	14,931
Total current liabilities	12,573,820	12,103,411	20,645,936

Noncurrent liabilities:
Notes payable	8,572,667	8,796,542	128,690
Capital lease obligations	8,414	12,528	28,381
Total noncurrent liabilities	8,581,081	8,809,070	157,071

Below is a summary of income statement and other financial information for the fiscal first quarter ended January 31, 2016 and 2015, and years ended October 31, 2015, 2014, and 2013:

	Fiscal First Quarter January 31,		Year Ended October 31,
	2016	2015	2015	2014	2013

Revenues	$15,923,372	$14,800,260	$61,285,201	$63,522,340	$72,323,175

Cost of sales	12,292,200	11,051,277	46,102,981	47,563,370	51,416,525

Gross profit	3,631,172	3,748,983	15,182,220	15,958,970	20,906,650

Selling, general, and administrative expenses	3,745,002	3,952,923	15,393,504	16,213,220	19,910,369
Asset impairment charges			-	-	2,270,685

Loss from continuing operations	(113,830)	(203,940)	(211,284)	(254,250)	(1,274,404)

Net (loss) income	(270,372)	(467,818)	(1,191,341)	(1,131,634)	5,714,394

(Loss) earnings per share:

Basic (loss) income from continuing operations	$(0.02)	$(0.04)	$(0.11)	$(0.10)	$0.50

Total basic (loss) earnings per common share	$(0.02)	$(0.04)	$(0.11)	$(0.10)	$0.51

Diluted (loss) income from continuing operations	$(0.02)	$(0.04)	$(0.11)	$(0.10)	$0.35

Total diluted (loss) earnings per common share	$(0.02)	$(0.04)	$(0.11)	$(0.10)	$0.36

	Fiscal First Quarter January 31,
	2016	2015

Ratio of earnings to fixed charges	(0.6)	(0.6)

Book value per common share(1)	$0.11	$0.15

	Year Ended October 31,
	2015	2014	2013	2012	2011

Ratio of earnings to fixed charges	(0.4)	(0.1)	2.3	0.1	1.2

Book value per common share(1)	$0.12	$0.20	$0.27	$(0.19)	$1.38

(1) Assumes warrants currently outstanding for the Company's common stock are exercised in full. The current shares outstanding are 11,299,528 and with consideration of the exercised warrants there would be 16,142,654 shares outstanding.

The Company has not provided pro forma consolidated financial statements to show the pro forma effect of the proposed effect of the proposed reverse stock split because it has determined that such information is not material for the exercise of prudent judgment concerning the proposed reverse stock split.  The estimated number of pre-split shares is approximately 88,000 shares, and at a cash-out price of thirty cents ($0.30) per share, the estimated cost of such cash out is $26,400.

GENERAL INFORMATION CONCERNING THE SPECIAL MEETING

One Vote Per Share
    The Company’s By-laws provide that at each election for directors every shareholder entitled to vote at such election has as many votes as the number of shares owned, multiplied by the number of directors to be elected, and may either accumulate all votes for one candidate or distribute those votes among as many candidates as the shareholder may choose.

    However, for all other purposes, each share is entitled to one vote.  Thus, each share is entitled to one vote for purposes on voting on Proposal One and Proposal Two that will be presented to shareholders for a vote at the special meeting.

Solicitation Of Proxies And Voting
Solicitation of proxies may be made in person or by mail, telephone, or facsimile by directors, officers and regular employees of the Company or its subsidiaries and by proxy solicitation companies. The Company may also request brokerage houses, banks, and other record holders of the Company’s stock to forward proxy solicitation materials to the beneficial owners of such stock, and will reimburse such persons for their expenses in connection therewith. The Company has engaged Broadridge Corporate Issuer Solutions, Inc. to assist in the solicitation of proxies of brokers and financial institutions and their nominees. The expense of soliciting proxies will be borne by the Company.

Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting, or any adjournment thereof, and where the shareholder giving the proxy specifies a choice by means of the ballot space provided in the form of proxy, the shares will be voted in accordance with the specifications so made. If no directions are given by the shareholder, the proxy will be voted in accordance with the recommendations of the Board of Directors of the Company, (1) “FOR” approval of the proposed amendment to Article 7 of Champion’s Articles of Incorporation (capital stock) and related proposed shareholders resolutions to authorize and effectuate a 1:200 reverse stock split , as more fully disclosed in the accompanying proxy statement, and (2) “FOR” approval of the proposed amendments to Article 7 of Champion’s Articles of Incorporation (capital stock) to authorize and create a new class of capital stock, specifically 2,500 shares of Preferred Series A stock having a par value of $1,000.00 per share and having the other rights and attributes, as more fully disclosed in the accompanying proxy statement.

Any proxy given for use at the meeting may be revoked at any time before it is exercised by written notice or subsequently dated proxy received by the Company, or by oral revocation given by the shareholder in person at the meeting or any adjournment thereof. The proxies appointed by the Board of Directors may, in their discretion, vote upon such other matters as may properly come before the special meeting.

Votes, whether in person or by proxy, will be counted and tabulated by judges of election appointed by the Board of Directors of the Company, in conjunction with an independent, third-party vote tabulation firm. The presence of a majority of the outstanding shares of Common Stock in person or by proxy is necessary to constitute a quorum. Abstentions and broker non-votes will not be counted as votes either “for” or “against” any matters coming before the Special Meeting, but will be counted toward determining the presence or absence of a quorum.

Effect Of Not Casting Your Vote

    If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the vote on the proposed amendments to Article 7 of Champion’s Articles of Incorporation (capital stock) to effectuate a 1:200 reverse stock split of all the common shares of the Company (referred to as Proposal Number One in this proxy statement and on the accompanying proxy ballot), and proposed amendments to Article 7 of Champion’s Articles of Incorporation (capital stock) to authorize and create a new class of capital stock, specifically 2,500 shares of Preferred Series A stock having a par value of $1,000.00 per share (referred to as Proposal Number Two in this proxy statement and on the accompanying proxy ballot).

   If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the special meeting.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Name, Age, Position and Offices with Company and Year Became Director	Principal Occupations for Past Five Years

Louis J. Akers - 64 Director – 2004
Director, Huntington West Virginia Sanitary Board since September 11, 2013; President, Metric of West Virginia, August 15, 2012 to Present; Consultant, June 1, 2006 to present; Vice Chairman of Board of Directors, Ferris, Baker Watts, Incorporated from December 2001 to June 1, 2006; Chief Executive Officer, Ferris, Baker Watts, Incorporated, from October 1998 to December 2001.

Mr. Akers' management and financial background provides the Board with expertise in strategic planning and capital and financial management.

Philip E. Cline - 82 Director – 1992
Interim President, Alderson-Broaddus College from January 2011 to June 1, 2011; Acting President, Alderson-Broaddus College from November 2010 to January 2011; Consultant, July 1999 to present; President of River City Associates, Inc. and General Manager of Pullman Plaza Hotel (Formerly Radisson Hotel Huntington) from 2001 to May 2010; President, Monumental Concrete Co. August 1996 to July 2005; President, Chief Executive Officer and Director, Broughton Foods Company from January 1997 to June 1999; Interim President and Chief Executive Officer, Broughton Foods Company from November 1996 to December 1996; Consultant from January 1996 to November 1996, Executive Vice President (1995 to 1996), Vice President and Treasurer (1968 to 1995) of J. H. Fletcher& Co. (manufacturer of underground mining equipment); Director of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.) from 1983 to December 2000.

Mr. Cline's financial and managerial background and experience complements the Board's strategic planning and operations management.

Marshall T. Reynolds - 79 Chief Executive Officer, Director and Chairman of the Board of Directors - 1992
Chairman of the Board of Directors of Company from 1992 to present, Chief Executive Officer of the Company from 1992 until Adam M. Reynolds was named as the President and Chief Executive Officer of the Company effective as of March 1, 2016, and President of Company from December 1992 to September 2000; President and general manager of The Harrah and Reynolds Corporation, predecessor of the Company, from 1964 (and sole shareholder from 1972) to present; Chairman of the Board of River City Associates, Inc. (owner of Pullman Plaza Hotel) since 1989; Chairman of the Board of Directors, Broughton Foods Company from November 1996 to June 1999; Director (from 1983 to November 1993) and Chairman of the Board of Directors (from 1983 to November 1993) of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.).

As noted, Mr. Reynolds served as chief executive officer of the Company and its predecessors since 1964, until March 1, 2016 when his nephew Adam M. Reynolds was named the Company’s new President and Chief Executive Officer).  Mr. Reynolds thus provides in depth experience in the Company’s printing and office products businesses.

Neal W. Scaggs - 79 Director – 1992
President, Baisden Brothers, Inc. (retail and wholesale hardware) from 1963 to present.

Mr. Scaggs is a retired entrepreneur in the retail auto parts business and serves on various public company boards. He brings business experience and management expertise to the Board.

Glenn W. Wilcox, Sr. - 84 Director – 1997
Chairman of the Board of Directors of Wilcox Travel Agency, Inc. since 1953; Chairman of the Board of Directors (since 1974) and President (from 1974 to 1997) of Blue Ridge Printing Co., Inc; Chairman of the Board of Directors of Tower Associates, Inc. (real-estate development) since 1989.

Mr. Wilcox brings to the Board over twenty (20) years experience in the commercial printing industry.

    Mr. Marshall T. Reynolds is chairman of the board of directors and Mr. Scaggs is a director of Premier Financial Bancorp, Inc., of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Marshall T. Reynolds is chairman of the board of directors and Mr. Scaggs is a director of Energy Services of America Corporation, of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Scaggs was chairman of the board of directors and Mr. Marshall T. Reynolds was a director of First State Financial Corporation, of Sarasota, Florida, which until August 31, 2009 had a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Marshall T. Reynolds is a director of First Guaranty Bank, of Hammond, Louisiana, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Marshall T. Reynolds was a director of Abigail Adams National Bancorp, Inc., of Washington D.C., which until October 1, 2009 had a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Marshall T. Reynolds is a director of Summit State Bank, of Santa Rosa, California, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Wilcox is a director of The Cornerstone Total Return Fund, Inc., Cornerstone Strategic Value Fund, Inc. and Cornerstone Progressive Return Fund (CFP), registered investment companies under the Investment Company Act of 1940.

    Mr. Marshall T. Reynolds was chairman of the board of directors and Messrs. Cline, Akers and Scaggs were directors of Portec Rail Products, Inc., of Pittsburgh, Pennsylvania, which until December 29, 2010 had a class of securities registered pursuant to the Securities Exchange Act of 1934.

OWNERSHIP OF SHARES

Principal Shareholders

The Company presently has 11,299,528 shares of common stock issued and outstanding.  All this outstanding common stock is Class A shares.  No Class B (nonvoting) common stock has been issued.

No person is known to the Company to be the beneficial owner of more than 5% of the Company Common Stock at January 8, 2016 except as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	Marshall T. Reynolds 2450 1st Avenue Huntington, West Virginia 25703	10,910,396 shares (1)(2)	67.6% (2)

(1)           Includes 4,238,687 shares through a controlled corporation, The Harrah and Reynolds Corporation (“Harrah and Reynolds”), of which Mr. Marshall T. Reynolds is the sole shareholder and 2,440 shares held by Mr. Marshall T. Reynolds’ wife.  Mr. Marshall T. Reynolds possesses full voting and investment power with respect to all shares listed above, except for the 2,440 shares held by his wife, with respect to which he has no voting or investment power.  Mr. Marshall T. Reynolds and Harrah and Reynolds have pledged 3,771,500 of these shares (constituting 62.2% of all outstanding shares beneficially owned by Mr. Marshall T. Reynolds) as collateral to secure loans made to Mr. Marshall T. Reynolds or Harrah and Reynolds in the ordinary course of business by several commercial banks.  Any disposition of such pledged shares upon a default by Mr. Marshall T. Reynolds or Harrah and Reynolds under such loans could result in a change of control of the Company.

(2)          Also includes presently exercisable warrants owned by Mr. Marshall T. Reynolds to purchase shares of common stock equal to 30% of the then issued and outstanding common stock of the Company on a fully diluted, post-exercise basis.  The Company currently has 11,299,528 shares of Company common stock currently issued and outstanding.  The outstanding common stock consists entirely of Class A (voting) shares.  No Class B (nonvoting) common stock has been issued by the Company.  Based on such 11,299,258 shares of Company common stock currently issued and outstanding, exercise in full of the warrants would result in issuance of an additional 4,842,654 shares (which initially would be Class B nonvoting shares but those shares could be converted into Class A shares as provided in Article 7 of the Company’s Articles of Incorporation).  Such additional post-exercise shares, assuming immediate conversion to Class A shares, would increase the total outstanding Class A (voting) shares in that case to 16,141,912 (that is, 11,299,258 plus 4,842,654).  The percent of class reflected above as owned by Mr. Marshall T. Reynolds includes common stock attributable to these warrants.  Excluding the effect of the warrants, Mr. Marshall T. Reynolds beneficially owns 53.7% of currently outstanding common stock.

Security Ownership of Officers and Directors

    The following table sets forth certain information concerning ownership of Company Common Stock as of the close of business on April 1, 2016 by (i) each of the directors, (ii) each executive officer, and (iii) all directors and executive officers as a group. Except as otherwise noted, each beneficial owner listed below has sole voting and investment power with respect to the shares listed next to the owner’s name.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Class
Louis J. Akers	14,000	*
Philip E. Cline	52,419	*
Marshall T. Reynolds	10,910,396 (1) (2)	67.6%(2)
Neal W. Scaggs	62,300 (3)	*
Glenn W. Wilcox, Sr.	125,390	1.1%
Adam M. Reynolds(5)	33,043	*
Justin T. Evans	-0-	*
All directors and executive officers as a group (7 persons)	11,197,548	69.2%(4)

* The percentage of shares of Company Common Stock beneficially owned by these persons is less than 1%. As used in the notes below, and in this Proxy Statement, “Mr. Reynolds” refers to Marshall T. Reynolds unless the context clearly indicates otherwise.

(1)	Includes 4,238,687 shares owned by The Harrah and Reynolds Corporation and 2,440 shares owned by wife (with respect to which reporting person has no voting or investment power).

(2)
Also includes presently exercisable warrants owned by Mr. Marshall T. Reynolds to purchase shares of common stock equal to 30% of the then issued and outstanding common stock of the Company on a fully diluted, post-exercise basis. Based on the 11,299,528 shares of Company common stock currently issued and outstanding, exercise in full of the warrants would result in issuance of an additional 4,842,654 shares. The percent of class reflected above as owned by Mr. Marshall T. Reynolds includes common stock attributable to these warrants. Excluding the effect of the warrants, Mr. Marshall T. Reynolds beneficially owns 53.7% of currently outstanding common stock.

(3)	Joint voting and investment power shared with wife respect to 62,300 shares.

(4)	Giving effect to warrants. Excluding effect of warrants, percentage of class owned by all directors and executive officers is 56.2%.

(5)
Effective March 1, 2016 Adam M. Reynolds, age 33, was appointed President and Chief Executive Officer of Champion Industries, Inc. Mr. Adam Reynolds is succeeding his uncle, Marshall T. Reynolds, in this position. Mr. Marshall Reynolds will remain the Company's Chairman of the Board of Directors.

TRANSACTIONS WITH DIRECTORS, OFFICERS
AND PRINCIPAL SHAREHOLDERS

Intercompany Transactions

The Company has adopted a disinterested director voting policy pursuant to which all material transactions with any director, officer or employee or other person or entity with which such director, officer or employee is affiliated must be on terms no less favorable to the corporation than those that are generally available from unaffiliated third parties and must be approved and ratified by a majority of independent outside directors who do not have an interest in the transactions.

The Company has certain relationships and transactions with Harrah and Reynolds and its affiliated entities. Management believes that all existing agreements and transactions described herein between the Company and Harrah and Reynolds and its affiliates are on terms no less favorable to the Company than those available from unaffiliated third parties.

Realty Leases

Harrah and Reynolds, Marshall T. Reynolds or affiliated entities own the fee interest in certain real estate used by the Company in its business, and lease this real estate to the Company. All realty leases are “triple net,” whereby the Company pays for all utilities, insurance, taxes, repairs and maintenance, and all other costs associated with the properties. The properties leased, and certain of the lease terms, are set forth below.

			Annual	Expiration
Property	Lessor	Square Feet	Rental	of Term

2450 1st Avenue Huntington, West Virginia	ADJ Corp. (1)	85,000	$116,400	Monthly

1945 5th Avenue Huntington, West Virginia (3)	Harrah and Reynolds	37,025	30,000	Monthly

615-619 4th Avenue Huntington, West Virginia	ADJ Corp. (1) and Harrah and Reynolds	59,641	21,600	Monthly

405 Ann Street Parkersburg, West Virginia	Printing Property Corp. (2)	36,614	57,600	Monthly

Route 2 Industrial Lane Huntington, West Virginia	ADJ Corp. (1)	35,000	144,000	Monthly

3000 Washington Street, West Charleston, West Virginia	ADJ Corp (1)	37,710	150,000	Monthly

(1)
ADJ Corp. is a West Virginia corporation. Two-thirds of the outstanding capital stock of ADJ Corp. is owned by Marshall T. Reynolds’ two sons. One-third of the outstanding capital stock is owned by the son of former director A. Michael Perry.

(2)	Printing Property Corp. is a West Virginia corporation wholly-owned by Mr. Marshall T. Reynolds.

(3)
Stationer’s Inc. relocated from the 1945 5th Avenue property in April 2015, only occupying this site for six months before moving to Route 2 Industrial Lane. This has raised the annual rental of the Route 2 Industrial Lane from $84,000 to $144,000 or an additional $60,000.

Transactions with Directors and Officers

The Company purchased vehicles from an entity controlled by Marshall T. Reynolds’ two sons in the amounts of $361,000, $327,000, and $313,000 for the years ended October 31, 2015, 2014 and 2013.

On December 29, 2009, the Company, Marshall T. Reynolds, Fifth Third Bank, as Administrative Agent for lenders under the Company's Credit Agreement dated September 14, 2007, and the other lenders entered into a Forbearance Agreement. The Forbearance Agreement, among other provisions, required Marshall T. Reynolds to lend to the Company $3,000,000 in exchange for a subordinated unsecured promissory note in like amount, payment of principal and interest on which is prohibited until payment of all liabilities under the Credit Agreement. The subordinated unsecured promissory note, bearing interest at a floating Wall Street Journal prime rate and maturing September 14, 2014, and a debt subordination agreement, both dated December 29, 2009, were executed and delivered, and Mr. Marshall T. Reynolds advanced $3,000,000 to the Company. The $3,000,000 was applied to prepayment of $3,000,000 of the Company's loans.  The Forbearance Agreement expired on March 31, 2010 and the Company entered into a Second Amendment and Waiver to Credit Agreement.

On July 18, 2011, the Company and Mr. Marshall T. Reynolds entered into and consummated an Exchange Agreement pursuant to which the $3,000,000 subordinated unsecured promissory note, dated December 29, 2009 and delivered in connection with the Forbearance Agreement, together with $147,875 in accrued interest, was exchanged for 1,311,615 shares of common stock. The ratio of exchange was $2.40 of principal and accrued interest for one share of common stock. The transaction was completed at a discount of approximately 42.5% of the face value of the subordinated unsecured promissory note and related accrued interest. The transaction was approved by a majority of the disinterested directors in a separate board meeting chaired by a disinterested director. The transaction resulted in a net gain on early extinguishment of debt from a related party which is reflected in our consolidated statements of operations. As a result of the Exchange Agreement, Marshall T. Reynolds beneficially owned over 50% of the Company's outstanding common stock as a result of the transaction.

As required by the Second Amendment, the Company, Marshall T. Reynolds and the Administrative Agent entered into a Contribution Agreement and Cash Collateral Security Agreement dated March 31, 2010 (the “Contribution Agreement”) pursuant to which Mr. Marshall T. Reynolds deposited $2,500,000 as cash collateral with the Administrative Agent, which the Administrative Agent may withdraw upon an event of default under the Credit Agreement. This cash collateral was in an account in Mr. Marshall T. Reynolds name with the Administrative Agent and was not reflected on the Company’s financial statements at October 31, 2011 and 2010.

In connection with the Contribution Agreement, the Company has executed and delivered to Mr. Marshall T. Reynolds a Subordinated Promissory Note in an amount up to $2,500,000 (or less, based on draws by the Administrative Agent pursuant to the terms of the Contribution Agreement), payment of principal and interest on which is prohibited prior to January 31, 2011, and thereafter only with the Administrative Agent’s consent. The amount, if any, owed under the Subordinated Promissory Note is contingent upon a draw having been made under the Contribution Agreement. The Subordinated Promissory Note bears interest at the Wall Street Journal prime rate (3.25% at inception and at October 31, 2015 and 2014), original maturity September 14, 2014 and pursuant to Term Note A maturity adjusted to April 2015 and is unsecured. In the event of a draw under the terms of the Contribution Agreement, the cash proceeds shall be deemed to be a subordinated loan made by Mr. Marshall T. Reynolds to the Company. Pursuant to the terms of the Contribution Agreement, the triggers which may require a draw and subsequent issuance of subordinated debt include a payment violation, a fixed charge coverage ratio violation and a delivery violation by the Company failing to deliver a Compliance Certificate to the Administrative Agent when due under the Credit Agreement. Upon a draw on Mr. Marshall T. Reynolds’ cash collateral account, he is deemed to have made a loan in like amount under the Contribution Agreement and Subordinated Promissory Note, in amounts up to $2.5 million, the proceeds of which will be used by the Administrative Agent to repay outstanding term loans in the inverse order of maturity.

On December 28, 2011, pursuant to the terms of the Limited Forbearance Agreement, a draw of $2.0 million was made on the cash collateral and $2.0 million was funded in the form of the subordinated unsecured promissory note. On September 14, 2012, in accordance with the provisions of the September Forbearance Agreement a draw of $500,000 was made under the provisions of the Contribution Agreement and was funded in the form of a subordinated unsecured promissory note. The draws of $2.0 million and $0.5 million were both used to pay term debt to a syndicate of banks. The promissory note was unfunded from inception through October 31, 2011 and fully funded at October 31, 2012. This note is fully funded at October 31, 2015 and 2014 and is reported on the balance sheet under the line item “Notes payable – related party”.

As approved on June 15, 2015, the Board authorized and approved conversion of a $2,500,000 note payable to a shareholder, accruing interest at the rate of 3.25% (currently 3.50%) per annum, to preferred stock equity that would pay either a 0.00% dividend or 6.00% dividend contingent on the Company’s net income after income taxes being at least $1.0 million, such that if the Company’s net income after income taxes is less than $1.0 million the dividend rate on such preferred stock would be 0.00%, (the “Conversion”).  However, because the Company does not have a class of preferred shares currently, the Board approved and recommends adoption of the proposed amendment to Article 7 of the Company’s Articles of Incorporation to create the class of Preferred Series A (Proposal No. 2 on the attached proxy ballot).  That proposed amendment is necessary in order to authorize creation of the preferred shares necessary to complete the Conversion.  Mr. Marshall T. Reynolds, the Chairman of the Board of the Company, is the shareholder affected by the Conversion, and he consequently recused himself from the votes on these matters at the Board’s June 15, 2015 and January 18, 2016 meetings.  See AMENDMENT OF ARTICLES OF INCORPORATION TO AUTHORIZE NEW CLASS OF CAPITAL STOCK CONSISTING OF 2,500 PREFERRED SERIES A SHARES ($1,000.00 PAR VALUE EACH),-Proposal No. 2 in the Accompanying Form of Proxy, below, for a more complete description of the proposed amendments, the proposed Preferred Series A shares, and the proposed Conversion.

The Company is self-insured for certain of the claims made under its employee medical insurance programs. The Company had recorded liabilities totaling $0.5 million and $0.5 million for estimated costs related to outstanding claims as of October 31, 2015 and 2014, respectively. These costs include an estimate for expected settlements on pending claims, administrative fees and an estimate for claims incurred but not reported that we incorporated into a trend and lag analysis utilizing a variety of factors including historical claims trends and various processing statistics provided by the Company’s third party claims administrator. These estimates are based on management’s assessment of outstanding claims, historical analyses and current payment trends. The Company recorded an estimate for the claims incurred but not reported using an estimated lag period based upon historical information. The Company believes the reserves recorded are adequate based upon current facts and circumstances.

The Company issued warrants to purchase Class B Common Stock concurrent with the Restated Credit Agreement. The Warrants entitle the Holders thereof to purchase that number of shares of Company Class B Common Stock equal to thirty percent (30%) of the then issued and outstanding Common Stock of the Company, on a fully diluted, post-exercise basis. Based on the 11,299,528 shares of Company Common Stock currently issued and outstanding, exercise in full of the Warrants would result in the Company’s issuance of an additional 4,842,654 shares to the Warrant Holders. In the event a greater number of issued and outstanding common shares exist at the time of option exercise, a greater number of options of shares of Class B Common Stock would be issuable. The Previous Secured Lenders assigned the warrants to Marshall T. Reynolds in consideration for his personal guaranty and stock pledge and security agreement to assist in facilitating the consummation of the October 2013 Credit Agreement.

The Company believes that the terms of its related party transactions are no less favorable to the Company than could be obtained with an independent third party.

PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION TO
AUTHORIZE 2,500 PREFERRED SERIES A SHARES
($1,000.00 PAR VALUE EACH), AND RELATED TRANSACTIONS

Proposal Number Two in the Accompanying Form of Proxy

On January 18, 2016, the Board of Directors (the “Board”) of Champion Industries, Inc. (the “Company”) approved and recommended that shareholders approve an amendment of the Articles of Incorporation of the Company to create a new class of capital stock, i.e., 2,500 shares of Preferred Series A with a par value of $1,000 per shares.  The purpose of this proposed amendment and proposed authorization of such Preferred Series A shares is to allow implementation of a conversion of debt owed to a shareholder into equity in the form of preferred shares, which conversion had been approved by the Board on June 15, 2015 and was disclosed in a previous filing (10-Q filed by the Company for the quarter ending April 30, 2016).

Specifically, on June 15, 2015, the Board authorized and approved conversion of a $2,500,000 note payable to a shareholder, then accruing interest at the rate of 3.25% (3.50% currently) per annum, to preferred stock equity that would pay either a 0.00% dividend or 6.00% dividend contingent on the Company’s net income after income taxes being at least $1.0 million, such that if the Company’s net income after income taxes is less than $1.0 million the dividend rate on such preferred stock would be 0.00%, (the “Conversion”). However, because the Company currently does not have a class of preferred shares, the proposed amendment is necessary in order to authorize creation of the preferred shares necessary to complete the Conversion.  The Chairman of the Board, who, at such times was also the Chief Executive Officer of the Company, is the shareholder affected by the Conversion and consequently recused himself from the votes on these matters at the Board’s June 15, 2015 and January 18, 2016 meetings.

If this proposed amendment to the Articles, which is required for completion of this Conversion, is approved by the Company’s stockholders and implemented, the Company expects to issue all 2,500 Preferred Series A shares.  Such Preferred Series A shares would have the following features under the proposed amendment:

•	The proposed Preferred Series A shares would be non-voting shares.

•
The voting power for the election of directors and for all other voting purposes would be vested exclusively in the holders of the Class A common shares and, except as otherwise required by law, the holders of the proposed Preferred Series A shares would not have any voting power or be entitled to receive any notice of meetings of shareholders.

•
The proposed Preferred Series A shares would be issued in consideration of the conversion by a stockholder of $2,500,000.00 principal amount of debt owed to such shareholder by the Company, and shall be issued on the date of the Conversion upon surrender and cancellation of such debt by such stockholder (the “Conversion Date”).

•	The proposed Preferred Series A shares would be entitled to a preference in the event of liquidation as to proceeds thereof, over the common shares.

•
The proposed Preferred Series A shares would be entitled to a contingent dividend (as described below) and a preference as to dividends, and no dividends would be paid by the Company to any holders of any class of common shares unless and until such dividends as are required to be paid to the proposed Preferred Series A shares have in fact been declared and paid to the holders of the proposed Preferred Series A shares.

•
The proposed Preferred Series A shares would be entitled to receive a contingent dividend, at the rate of six percent (6.00%) per annum on the par value thereof, to be paid in the first quarter of the next ensuing fiscal year, following any fiscal year in which the net income of the Company after taxes is at least $1,000,000.00 or greater; provided, however, that no dividend would be permitted to be paid on the proposed Preferred Series A shares, and such shares would have a zero percent (0.00%) dividend rate, unless the corporation earned at least $1,000,000.00 in net income after taxes in the prior fiscal year.

•
On each anniversary of the Conversion Date (each, an “Anniversary Date”), the  Company would have the option and right to redeem, in whole or in part, Preferred Series A shares at the redemption price of $1,000 per share (par), at the option of the Company.

•	The proposed Preferred Series A shares do not have a conversion right to convert the proposed Preferred Series A shares to any class of common shares.

Creation and issuance of the Preferred Series A shares, and thus the final completion of the Conversion, are subject to stockholder approval of an amendment to the Company’s Articles of Incorporation.  Approval of the amendment would require the approval of a majority of the Company’s outstanding shares.

Current directors who voted in favor of the proposed amendment at the January 18, 2016 meeting of the Board (the Company’s then current Chief Executive Officer/Chairman of the Board, and current Chairman of the Board, recused himself) who own approximately 3.2% of the Company’s outstanding Class A Common Stock have indicated they support the proposed amendment and the Conversion and to the extent they own or control shares of Class A Common Stock are expected to support the proposed transaction and to vote in favor of the proposed amendment to the Company’s Articles of Incorporation when the amendment is presented to a vote of the Company’s stockholders.

The Company’s current Chairman of the Board (Mr. Marshall T. Reynolds) is the shareholder who holds the debt to be converted into preferred shares under the Conversion.  He currently owns or controls approximately 53.7% of the Company’s outstanding Class Common Stock.  To the extent he previously had committed to do the Conversion and convert such debt to preferred shares, he has indicated that he supports the Conversion and thus the Company anticipates that he will vote in favor of the proposed amendment when it is presented to a vote of the Company’s stockholders.

    Pro Forma Effects of the Conversion of $2,500,000 Debt to Preferred Shares

    The conversion of the $2.5 million related party debt will reduce the Company’s liabilities by $2.5 million and increase its equity by $2.5 million. In addition, the conversion will reduce the Company’s annual interest expense by $0.1 million. However, contingent on whether income after income taxes is $1.0 million or more, or is less than $1.0 million, the conversion could trigger the payment of an annual Preferred Stock dividend of approximately $0.2 million (rounded) or zero, respectively. If the $1.0 million target for income after income taxes is achieved, the Company’s annual cash outflow would increase $0.1 million, or decrease $0.1 million if the $1.0 million after income tax income target is not achieved.

    Resolutions to Be Voted Upon Relating to the Proposed Amendment and Related Transactions

Annex 3 sets forth the proposed shareholders’ resolutions relating to the proposed amendments to Article 7 of the Company’s Articles of Incorporation that would authorize 2,500 shares of new Preferred Series A shares having a par value of $1,000.00 and would set forth the rights and other attributes of such shares, and to authorize the related transactions (including conversion of an existing $2,500,000 debt to shareholder into such Preferred Series A Shares).  Please see Annex 3 for the proposed resolutions including the proposed amendments for the Company’s Articles of Incorporation.

Recommendation of the Board of Directors

The Company’s Board of Directors recommends that shareholders vote “FOR” the resolutions relating to Proposal Number Two and thereby approve the proposed amendments to Article 7 of the Company’s Articles of Incorporation that authorize and create the proposed new Preferred Series A Shares and further approve the related transactions. See Annex 3.

OTHER BUSINESS

Proposal Number Three in the Accompanying Form of Proxy

At present, the Board of Directors knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the meeting. If other business is presented at the meeting, the proxies shall be voted in accordance with the recommendation of the Board of Directors.

Shareholders are urged to specify their choices, and date, sign, and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the Continental United States. Prompt response is helpful, and your cooperation will be appreciated.

CODE OF ETHICS

The Board of Directors adopted a Code of Business Conduct and Ethics on December 15, 2003 that applies to all of the Company's officers, directors and employees and a Code of Ethics for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer which supplements our Code of Business Conduct and Ethics (collectively the “Codes”) which are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws.  We have filed copies of the Codes with the SEC as an exhibit to our October 31, 2003 annual report on Form 10-K.

PROPOSALS BY SHAREHOLDERS

Proposals by shareholders for possible inclusion in the Company’s proxy materials for presentation at the next annual meeting of shareholders must be received by the Secretary of the Company no later than October 15, 2016. In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with the notice of such proposal no later than December 31, 2016. The Company’s By-laws provide that any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 14 days and not more than 50 days prior to the first anniversary of the preceding year’s annual meeting, and that written notice must meet certain other requirements. For further details as to timing of nominations and the information required to be contained in any nomination, see the discussion of the Nominating Committee under "Director Meetings, Committees and Attendance" or Article III, Section 10 of the Company’s By-laws, a copy of which may be obtained from the Secretary of the Company upon written request delivered to P. O. Box 2968, Huntington, West Virginia 25728.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2015, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO JUSTIN T. EVANS, CHIEF FINANCIAL OFFICER, CHAMPION INDUSTRIES, INC., P. O. BOX 2968, HUNTINGTON, WEST VIRGINIA 25728

FORWARD LOOKING STATEMENTS

This proxy statement includes forward-looking information statements, including various statements relating to the proposed transactions and amendments to Articles of Incorporation referenced herein, the termination of registration of the Company’s common stock under the Securities Exchange Act of 1934, the estimates as to numbers of outstanding shares and stockholders of record after giving effect to the proposed transaction, estimated cost savings resulting from, and estimated costs and expenses of, the proposed transactions, and the anticipated date of the stockholders meeting to consider the proposed transaction (including without limitation the statements that the Company anticipates the related amendment to the Articles of Incorporation will be presented to stockholders and voted upon at a special meeting of stockholders to be held on June 30, 2016).  Actual results may differ from those provided in the forward-looking statements.  The proposed transactions and subsequent termination of SEC registration are each subject to various conditions and may not occur.  Even if these events do occur, the ultimate transaction costs may be higher than anticipated, and the Company may not realize the costs savings anticipated, as of the date of this proxy statement.

ANNEXES TO THIS PROXY STATEMENT

The three Annexes attached to this proxy statement are incorporated into, and constitute a part of, this proxy statement.  These Annexes are as follows:

Annex 1	West Virginia Business Corporation Act, Statutory Dissenters’ and Appraisal Rights (WV Code Chapter 31D, Article 13)

Annex 2
Proposed Shareholders Resolutions Relating to Proposal Number One (1:200 Reverse Stock Split) and Related Transactions, Including Forms of Proposed Articles of Amendment to the Articles of Incorporation of Champion Industries, Inc.*

Annex 3
Proposed Shareholders Resolutions Relating to Proposal Number Two (Authorization of New Class of Capital Stock Consisting of 2,500 Shares of Preferred Series A Having a Par Value of $1,000.00 Per Share, and Related Transactions), Including Forms of Proposed Articles of Amendment to the Articles of Incorporation of Champion Industries, Inc.*

*Please note that each set of proposed shareholders’ resolutions includes both (a) the form of proposed Articles of Amendment to implement only the subject proposal (assuming it alone is approved by shareholders), and (b) the proposed form of Articles of Amendment that would be used to implement both the subject proposals (that is, both Proposal Number One and Proposal Number Two) if both proposals are approved by shareholders.

Dated: May 31, 2016                                                                                                           By Order of the Board of Directors

                      Donna Connelly, SECRETARY

ANNEX 1
TO
PROXY STATEMENT
OF CHAMPION INDUSTRIES, INC.
(May 31, 2016)

WEST VIRGINIA CODE
CHAPTER 31D. WEST VIRGINIA BUSINESS CORPORATION ACT.
ARTICLE 13. APPRAISAL RIGHTS.

PART 1. RIGHT TO APPRAISAL AND PAYMENT FOR SHARES.

§31D-13-1301. Definitions.

In this article:

(1) "Affiliate" means a person that directly or indirectly through one or more intermediaries’ controls, is controlled by or is under common control with another person or is a senior executive. For purposes of subdivision (4), subsection (b), section one thousand three hundred two of this article, a person is deemed to be an affiliate of its senior executives.

(2) "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3) "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections one thousand three hundred twenty-two, one thousand three hundred twenty-three, one thousand three hundred twenty-four, one thousand three hundred twenty-five, one thousand three hundred twenty-six, one thousand three hundred thirty and one thousand three hundred thirty-one of this article, includes the surviving entity in a merger.

(4) "Fair value" means the value of the corporation's shares determined:

(A) Immediately before the effectuation of the corporate action to which the shareholder objects;

(B) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

(C) Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision (5), subsection (a), section one thousand three hundred two of this article.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) "Preferred shares" means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

(7) "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) "Senior executive" means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

(9) "Shareholder" means both a record shareholder and a beneficial shareholder.

§31D-13-1302. Right to appraisal.

(a) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(1) Consummation of a merger to which the corporation is a party: (A) If shareholder approval is required for the merger by section one thousand one hundred four, article eleven of this chapter and the shareholder is entitled to vote on the merger, except that appraisal rights may not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or (B) if the corporation is a subsidiary and the merger is governed by section one thousand one hundred five, article eleven of this chapter;

(2) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights may not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(3) Consummation of a disposition of assets pursuant to section one thousand two hundred two, article twelve of this chapter if the shareholder is entitled to vote on the disposition;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

(5) Any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

(b) Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3) and (4), subsection (a) of this section are limited in accordance with the following provisions:

(1) Appraisal rights may not be available for the holders of shares of any class or series of shares which is:

(A) Listed on the New York stock exchange or the American stock exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

(B) Not so listed or designated, but has at least two thousand shareholders and the outstanding shares of a class or series has a market value of at least twenty million dollars, exclusive of the value of the shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent of the shares.

(2) The applicability of subdivision (1), subsection (b) of this section is to be determined as of:

(A) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

(B) The day before the effective date of the corporate action if there is no meeting of shareholders.

(3) Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for the shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1), section (b) of this section at the time the corporate action becomes effective.

(4) Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares where any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who: (A) Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or (B) for purpose of voting their shares of the corporation, each member of the group formed is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(c) Notwithstanding any other provision of section one thousand three hundred two of this article, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, but any limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of the shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell pursuant to any conversion, exchange or other right existing immediately before the effective date of the amendment does not apply to any corporate action that becomes effective within one year of that date if the action would otherwise afford appraisal rights.

(d) A shareholder entitled to appraisal rights under this article may not challenge a completed corporate action for which appraisal rights are available unless the corporate action:

(1) Was not effectuated in accordance with the applicable provisions of article ten, eleven or twelve of this chapter or the corporation's articles of incorporation, bylaws or board of directors' resolution authorizing the corporate action; or

(2) Was procured as a result of fraud or material misrepresentation.

§31D-13-1303. Assertion of rights by nominees and beneficial owners.

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection are to be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder:

(1) Submits to the corporation the record shareholder's written consent to the assertion of the rights no later than the date referred to in paragraph (D), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

(2) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

PART 2. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS.

§31D-13-1320. Notice of appraisal rights.

(a) If proposed corporate action described in subsection (a), section one thousand three hundred two of this article is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article. If the corporation concludes that appraisal rights are or may be available, a copy of this article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to section one thousand one hundred five, article eleven of this chapter, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. The notice must be sent within ten days after the corporate action became effective and include the materials described in section one thousand three hundred twenty-two of this article.

§31D-13-1321. Notice of intent to demand payment.

(a) If proposed corporate action requiring appraisal rights under section one thousand three hundred two of this article is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and

(2) Must not vote, or cause or permit to be voted, any shares of the class or series in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment under this article.

§31D-13-1322. Appraisal notice and form.

(a) If proposed corporate action requiring appraisal rights under subsection (a), section one thousand three hundred two of this article becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (1), subsection (b) of this section to all shareholders who satisfied the requirements of section one thousand three hundred twenty-one of this article. In the case of a merger under section one thousand one hundred five, article eleven of this chapter, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten days after that date and must:

(1) Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify: (A) Whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and (B) that the shareholder did not vote for the transaction;

(2) State:

(A) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under this subdivision;

(B) A date by which the corporation must receive the form which date may not be fewer than forty nor more than sixty days after the date the appraisal notice and form required by subsection (a) of this section are sent and state that the shareholder is deemed to have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;

(C) The corporation's estimate of the fair value of the shares;

(D) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in paragraph (B) of this subdivision the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(E) The date by which the notice to withdraw under section one thousand three hundred twenty-three of this article must be received, which date must be within twenty days after the date specified in paragraph (B) of this subdivision; and

(3) Be accompanied by a copy of this article.

§31D-13-1323. Perfection of rights; right to withdraw.

(a) A shareholder who receives notice pursuant to section one thousand three hundred twenty-two of this article and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section one thousand three hundred twenty-five of this article. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. Once a shareholder deposits the shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder unless the shareholder withdraws pursuant to subsection (b) of this section.

(b) A shareholder who has complied with subsection (a) of this section may decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to paragraph (E), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. A shareholder who fails to withdraw from the appraisal process by that date may not withdraw without the corporation's written consent.

(c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder's share certificates where required, each by the date set forth in the notice described in subsection (b), section one thousand three hundred twenty-two of this article, is not entitled to payment under this article.

§31D-13-1324. Payment.

(a) Except as provided in section one thousand three hundred twenty-five of this article, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, the corporation shall pay in cash to those shareholders who complied with subsection (a), section one thousand three hundred twenty-three of this article the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) of this article must be accompanied by:

(1) Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

(2) A statement of the corporation's estimate of the fair value of the shares, which estimate must equal or exceed the corporation's estimate given pursuant to paragraph (C), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

(3) A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section one thousand three hundred twenty-six of this article and that if any shareholder does not make a demand for further payment within the time period specified, shareholder is deemed to have accepted the payment in full satisfaction of the corporation's obligations under this article.

§31D-13-1325. After-acquired shares.

(a) A corporation may elect to withhold payment required by section one thousand three hundred twenty-four of this article from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article.

(b) If the corporation elected to withhold payment under subsection (a) of this section, it must, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, notify all shareholders who are described in subsection (a) of this section:

(1) Of the information required by subdivision (1), subsection (b), section one thousand three hundred twenty-four of this article;

(2) Of the corporation's estimate of fair value pursuant to subdivision (2), subsection (b), section one thousand three hundred twenty-four of this article;

(3) That they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section one thousand three hundred twenty-six of this article;

(4) That those shareholders who wish to accept the offer must notify the corporation of their acceptance of the corporation's offer within thirty days after receiving the offer; and

(5) That those shareholders who do not satisfy the requirements for demanding appraisal under section one thousand three hundred twenty-six of this article are deemed to have accepted the corporation's offer.

(c) Within ten days after receiving the shareholder's acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (2), subsection (b) of this section to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

(d) Within forty days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (2), subsection (b) of this section to each shareholder described in subdivision (5), subsection (b) of this section.

§31D-13-1326. Procedure if shareholder dissatisfied with payment or offer.

(a) A shareholder paid pursuant to section one thousand three hundred twenty-four of this article who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest and less any payment due under section one thousand three hundred twenty-four of this article. A shareholder offered payment under section one thousand three hundred twenty-five of this article who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (a) of this section within thirty days after receiving the corporation's payment or offer of payment under sections one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article, respectively, waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those respective sections.

PART 3. JUDICIAL APPRAISAL OF SHARES.

§31D-13-1330. Court action.

(a) If a shareholder makes demand for payment under section one thousand three hundred twenty-six of this article which remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section one thousand three hundred twenty-six of this article plus interest.

(b) The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(c) The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There is no right to a jury trial.

(d) Each shareholder made a party to the proceeding is entitled to judgment: (1) For the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shares; or (2) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under section one thousand three hundred twenty-five of this article.

§31D-13-1331. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under section one thousand three hundred thirty of this article shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section one thousand three hundred twenty, one thousand three hundred twenty-two, one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article; or

(2) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

(c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefitted.

(d) To the extent the corporation fails to make a required payment pursuant to section one thousand three hundred twenty-four, one thousand three hundred twenty-five, or one thousand three hundred twenty-six of this article, the shareholder may sue directly for the amount owed and, to the extent successful, are to be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

ANNEX 2
TO
PROXY STATEMENT
OF CHAMPION INDUSTRIES, INC.
(May 31, 2016)

PROPOSAL NUMBER ONE
(1:200 REVERSE STOCK SPLIT AND RELATED TRANSACTIONS)

The proposed shareholders’ resolutions for Proposal Number One to be voted upon by the stockholders to approve this amendment to the Articles of Incorporation and thereby authorize and effectuate the proposed 1:200 reverse stock split and the related proposed transactions, are as follows:

“RESOLVED, that the shareholders of Champion Industries, Inc. (the “Company”) approve the proposed amendment to Article 7 of the Company’s Articles of Incorporation, which would authorize and effectuate a 1:200 reverse stock split as to the Company’s common stock, which amendment shall be in substantially the form set forth in the proposed form of Articles of Amendment to the Articles of Incorporation of Champion Industries, Inc., (the “Proposed Form of Reverse Stock Split Amendment”) as follows:

PROPOSED FORM OF ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF CHAMPION INDUSTRIES, INC.

[AUTHORIZING 1:200 REVERSE STOCK SPLIT AS TO CLASS A COMMON SHARES (AND AUTHORIZED BUT UNISSUED CLASS B COMMON SHARES) AND AMENDING THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECTUATE SUCH REVERSE STOCK SPLIT]

Pursuant to the provisions of Section 31D-10-1003 of the West Virginia Business Corporation Act, the undersigned corporation adopts the following ARTICLES OF AMENDMENT to its Articles of Incorporation:

1.  The name of the corporation is Champion Industries, Inc.

2.  The following Amendment of the Articles of Incorporation, which amends Article 7 in its entirety, was duly adopted and approved by the shareholders of the corporation entitled to vote thereon (that is, the Class A Common Stock of the corporation, which is the only class of voting common stock under the corporation’s Articles of Incorporation), at a special meeting held on June 30, 2016, in the manner prescribed by the West Virginia Business Corporation Act:

a.  Article 7 of the Articles of Incorporation is hereby amended to read as follows:

7(a).           The aggregate number of shares which the corporation shall have authority to issue is 125,000 shares, to be divided into 100,000 Class A common shares of the par value of $1.00 each, and 25,000 shares of Class B common shares of the par value of $1.00 each.  This number of shares of each class reflects the 1:200 reverse stock split approved by the holders of Class A common shares, effective as of 5:00 P.M. Eastern time on the date Articles of Amendment were filed with the West Virginia Secretary of State to amend this Article 7 to reflect such reverse stock split.  In connection with such reverse stock split, the corporation shall not issue any fractional shares.  In lieu of any fractional share interest resulting from such split, the corporation shall pay a price per pre-split share as shall have been determined by the board of directors of the corporation prior to the filing of articles of amendment to the corporation’s articles of incorporation to effectuate such 1:200 reverse stock split.  The relative rights, privileges and limitations of the Class A common shares and the Class B common shares shall be in all respects identical, share for share, except that the voting power for the election of directors and for all other voting purposes shall be vested exclusively in the holders of the Class A common shares and, except as otherwise required by law, the holders of Class B common shares shall not have any voting power or be entitled to receive any notice of meetings of shareholders.  The number of shares of either class of shares that are covered by Warrants issued and outstanding prior to such amendment of this Article 7 to reflect said reverse stock split, shall be adjusted to reflect the post-split number of shares covered by such Warrant so as to reflect such reverse stock split and to carry out the original economic substance and intent of the Warrants.

7(b) Notwithstanding the foregoing, any Class A common shares held (whether by conversion, direct or indirect purchase, or otherwise) by any shareholder whose ownership of Class A common shares is subject to the ownership limitations of the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder, may be tendered to the corporation with a request that they be redeemed and converted, on a share for share basis, for certificate(s) representing Class B common shares and such shares shall be redeemed and converted upon the corporation’s issuance of certificates for Class B common shares.

7(c)  Any share of Class B common shares that is transferred to a holder who is not subject to the ownership limitations of the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder, shall automatically, upon tender to the corporation, be redeemed and converted by the corporation into a share of Class A common shares.

7(d)  Any conversion of Class A or Class B common shares pursuant to 7(b) or 7(c) hereof shall be made for no additional consideration.

Dated:  [July ____, 2016]                                                                                     CHAMPION INDUSTRIES, INC.

By: /s/Marshall T. Reynolds
     Marshall T. Reynolds
     Chairman of the Board of Directors

“RESOLVED, that the Company by its Chairman of the Board of Directors or any other officer of the Company is authorized to file with the Secretary of State of the State of West Virginia the Proposed Form of Reverse Stock Split Amendment and to amend and modify the same, and to take or omit to take such other actions, and to execute and deliver such other documents, as such officer(s) may determine to be necessary or appropriate to carry out the intent of these resolutions and any other resolutions approved by shareholders at a meeting of shareholders, including a special meeting held on June 30, 2016 and,

RESOLVED, that, up until the actual filing of Articles of Amendment with the Secretary of State of West Virginia, the Board of Directors may, in its discretion, withdraw and abandon the reverse stock split and related amendment to the Articles of Incorporation of the Company;

RESOLVED, that, if the reverse stock split is carried out, then the corporation shall not issue any fractional shares after such reverse stock split, and, in lieu of any fractional shares, stockholders holding any fractional share interest (either in whole or in part) after such split, shall receive cash consideration to be paid by the corporation equal to thirty cents ($0.30) per pre- split Class A Common Stock.

RESOLVED, that said officers are further authorized to combine into a single “Articles of Amendment to the Articles of Incorporation of Champion Industries, Inc.”, and file the same with the Secretary of State of West Virginia, so as to reflect any and all amendments to said Articles of Incorporation as may have been approved by the shareholders at any meeting of shareholders, including, without limitation, a single Articles of Amendment that would combine and reflect both (A) amendments to said Article 7 to authorize and effectuate a 1:200 reverse stock split, and (B) amendments to Article 7 of the Company’s Articles of Incorporation to authorize Preferred Series A shares, assuming shareholders approve both sets of amendments, in substantially the following form:

PROPOSED FORM OF ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF CHAMPION INDUSTRIES, INC.

[ASSUMING SHAREHOLDERS APPROVE BOTH (A) THE PROPOSED AMENDMENT TO SAID ARTICLE 7 AUTHORIZING AND EFFECTUATING THE PROPOSED 1:200 REVERSE STOCK SPLIT, AND (B) THE PROPOSED AMENDMENT TO ARTICLE 7 OF THE COMPANY’S ARTICLES OF INCORPORATION AUTHORIZING NEW CLASS OF CAPITAL STOCK, CONSISTING OF 2,500 PREFERRED SERIES A SHARES, HAVING A PAR VALUE OF $1,000.00 PER SHARE]

Pursuant to the provisions of Section 31D-10-1003 of the West Virginia Business Corporation Act, the undersigned corporation adopts the following ARTICLES OF AMENDMENT to its Articles of Incorporation:

1.  The name of the corporation is Champion Industries, Inc.

2.  The following Amendment of the Articles of Incorporation, which amends Article 7 in its entirety, was duly adopted and approved by the shareholders of the corporation entitled to vote thereon (that is, the Class A Common Stock of the corporation, which is the only class of voting common stock under the corporation’s Articles of Incorporation), at a special meeting held on June 30, 2016, in the manner prescribed by the West Virginia Business Corporation Act:

a.  Article 7 of the Articles of Incorporation is hereby amended to read as follows:

7(a).           The aggregate number of shares which the corporation shall have authority to issue is 127,500 shares, to be divided into 2,500 Preferred Series A shares of the par value of $1,000.00 each; 100,000 Class A common shares of the par value of $1.00 each; and 25,000 shares of Class B common shares of the par value of $1.00 each.  This number of shares of each class of common shares reflects the 1:200 reverse stock split approved by the holders of Class A common shares, effective as of 5:00 P.M. Eastern time on the date Articles of Amendment were filed with the West Virginia Secretary of State to amend this Article 7 to reflect such reverse stock split.  In connection with such reverse stock split, the corporation shall not issue any fractional shares.  In lieu of any fractional share interest resulting from such split, the corporation shall pay a price per pre-split share as shall have been determined by the board of directors of the corporation prior to the filing of articles of amendment to the corporation’s articles of incorporation to effectuate such 1:200 reverse stock split.  The Preferred Series A shares shall have the rights, privileges and limitations as are set forth in subsection 7(e) below.  The relative rights, privileges and limitations of the Class A common shares and the Class B common shares shall be in all respects identical, share for share, except that the voting power for the election of directors and for all other voting purposes shall be vested exclusively in the holders of the Class A common shares and, except as otherwise required by law, the holders of Class B common shares shall not have any voting power or be entitled to receive any notice of meetings of shareholders.  The number of shares of either class of shares that are covered by Warrants issued and outstanding prior to such amendment of this Article 7 to reflect said reverse stock split, shall be adjusted to reflect the post-split number of shares covered by such Warrant so as to reflect such reverse stock split and to carry out the original economic substance and intent of the Warrants.

7(b) Notwithstanding the foregoing, any Class A common shares held (whether by conversion, direct or indirect purchase, or otherwise) by any shareholder whose ownership of Class A common shares is subject to the ownership limitations of the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder, may be tendered to the corporation with a request that they be redeemed and converted, on a share for share basis, for certificate(s) representing Class B common shares and such shares shall be redeemed and converted upon the corporation’s issuance of certificates for Class B common shares.

7(c)  Any share of Class B common shares that is transferred to a holder who is not subject to the ownership limitations of the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder, shall automatically, upon tender to the corporation, be redeemed and converted by the corporation into a share of Class A common shares.

7(d)  Any conversion of Class A or Class B common shares pursuant to 7(b) or 7(c) hereof shall be made for no additional consideration.

7(e)  Preferred Series A shares shall be non-voting shares.  The voting power for the election of directors and for all other voting purposes shall be vested exclusively in the holders of the Class A common shares and, except as otherwise required by law, the holders of Preferred Series A shares shall not have any voting power or be entitled to receive any notice of meetings of shareholders.  The Preferred Series A shares are being issued in consideration of the conversion by a stockholder of $2,500,000.00 principal amount of debt owed to such shareholder by the corporation, and shall be issued on the conversion date upon surrender and cancellation of such debt by such stockholder (the “Conversion Date”).  Preferred Series A shares shall be entitled to a preference in the event of liquidation as to proceeds thereof, over the common shares.  Preferred Series A shares shall be entitled to a contingent dividend (as described in this subsection 7(e), below) and a preference as to dividends, and no dividends shall be paid by the corporation to any holders of any class of common shares unless and until such dividends as are required by this subsection 7(e) have been declared and paid to the holders of Preferred Series A shares.  Preferred Series A shares shall be entitled to receive a dividend, at the rate of six percent (6.00%) per annum on the par value thereof, to be paid in the first quarter of the next ensuing fiscal year, following any fiscal year in which the net income of the corporation after taxes is at least $1,000,000.00 or greater; provided, however, that no dividend shall be paid on Preferred Series A shares, and such shares shall have a zero percent (0.00%) dividend rate, unless the corporation earned at least $1,000,000.00 in net income after taxes in the prior fiscal year.  On each anniversary of the Conversion Date (each, an “Anniversary Date”), the corporation shall have the option and right to redeem, in whole or in part, Preferred Series A shares at the redemption price of $1,000 per share (par), at the option of the corporation.  Preferred Series A shares not have a conversion right to convert Preferred Series A shares to any class of common shares.

Dated:  [July ____, 2016]                         CHAMPION INDUSTRIES, INC.

By: /s/Marshall T. Reynolds
     Marshall T. Reynolds
     Chairman of the Board of Directors

ANNEX 3
TO
PROXY STATEMENT
OF CHAMPION INDUSTRIES, INC.
(May 31, 2016)

Proposal Number Two
(AUTHORIZATION OF 2,500 SHARES OF NEW PREFERRED SERIES A SHARES HAVING A PAR VALUE OF $1,000.00 EACH, AND RELATED TRANSACTIONS)

The proposed shareholders’ resolutions for Proposal Number Two to be voted upon by the stockholders to approve an amendment to the Articles of Incorporation that would authorize 2,500 shares of new Preferred Series A shares having a par value of $1,000.00 and would set forth the rights and other attributes of such shares, and to authorize the related transactions (including conversion of an existing $2,500,000 debt to shareholder into such Preferred Series A Shares), are as follows:

“RESOLVED, that the shareholders of Champion Industries, Inc. (the “Company”) approve the proposed amendment to Article 7 of the Company’s Articles of Incorporation, which would authorize and create a new class of capital stock, consisting of 2,500 Preferred Series A shares having a par value of $1,000.00 per share and would specify the other rights and attributes of such new shares, which amendment shall be in substantially the form set forth in the proposed form of Articles of Amendment to the Articles of Incorporation of Champion Industries, Inc., (the “Proposed Form of Preferred Shares Amendment”) as follows:

PROPOSED FORM OF ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF CHAMPION INDUSTRIES, INC.

[AUTHORIZING NEW CLASS OF CAPITAL STOCK, CONSISTING OF 2,500 PREFERRED SERIES A SHARES, HAVING A PAR VALUE OF $1,000.00 PER SHARE]

Pursuant to the provisions of Section 31D-10-1003 of the West Virginia Business Corporation Act, the undersigned corporation adopts the following ARTICLES OF AMENDMENT to its Articles of Incorporation:

1.  The name of the corporation is Champion Industries, Inc.

2.  The following Amendment of the Articles of Incorporation, which amends Article 7 by amending and restating the first sentence of Subsection 7(a) of Article 7 and adding a new subsection 7(e) of Article 7, so as to restate the authorized capital stock of the corporation and create a new class of stock designated Preferred Series A shares, was duly adopted and approved by the shareholders of the corporation entitled to vote thereon (that is, the Class A Common Stock of the corporation, which is the only class of voting common stock under the corporation’s Articles of Incorporation), at a special meeting held on June 30, 2016, in the manner prescribed by the West Virginia Business Corporation Act:

a.  Article 7 of the Articles of Incorporation is hereby amended, in part, by amending and restating the first sentence of Subsection 7(a) of Article 7 and by adding a new subsection 7(e) of Article 7, so as to restate the authorized capital stock of the corporation and create a new class of stock designated Preferred Series A shares, all to read as follows:

7(a).           The aggregate number of shares which the corporation shall have authority to issue is 25,002,500 shares, to be divided into 2,500 Preferred Series A shares of the par value of $1,000.00 each; 20,000,000 Class A common shares of the par value of $1.00 each; and 5,000,000 shares of Class B common shares of the par value of $1.00 each.
*           *           *
7(e)  Preferred Series A shares shall be non-voting shares.  The voting power for the election of directors and for all other voting purposes shall be vested exclusively in the holders of the Class A common shares and, except as otherwise required by law, the holders of Preferred Series A shares shall not have any voting power or be entitled to receive any notice of meetings of shareholders.  The Preferred Series A shares are being issued in consideration of the conversion by a stockholder of $2,500,000.00 principal amount of debt owed to such shareholder by the corporation, and shall be issued on the conversion date upon surrender and cancellation of such debt by such stockholder (the “Conversion Date”).  Preferred Series A shares shall be entitled to a preference in the event of liquidation as to proceeds thereof, over the common shares.  Preferred Series A shares shall be entitled to a contingent dividend (as described in this subsection 7(e), below) and a preference as to dividends, and no dividends shall be paid by the corporation to any holders of any class of common shares unless and until such dividends as are required by this subsection 7(e) have been declared and paid to the holders of Preferred Series A shares.  Preferred Series A shares shall be entitled to receive a dividend, at the rate of six percent (6.00%) per annum on the par value thereof, to be paid in the first quarter of the next ensuing fiscal year, following any fiscal year in which the net income of the corporation after taxes is at least $1,000,000.00 or greater; provided, however, that no dividend shall be paid on Preferred Series A shares, and such shares shall have a zero percent (0.00%) dividend rate, unless the corporation earned at least $1,000,000.00 in net income after taxes in the prior fiscal year.  On each anniversary of the Conversion Date (each, an “Anniversary Date”), the Company would have the option and right to redeem, in whole or in part, Preferred Series A shares at the redemption price of $1,000 per share (par), at the option of the Company.  Preferred Series A shares not have a conversion right to convert Preferred Series A shares to any class of common shares.

Dated:  [July ___, 2016]                         CHAMPION INDUSTRIES, INC.

By: /s/Marshall T. Reynolds
     Marshall T. Reynolds
     Chairman of the Board of Directors

“RESOLVED, that the Company by its Chairman of the Board of Directors or any other officer of the Company is authorized to file with the Secretary of State of the State of West Virginia the Proposed Form of Preferred Shares Amendment and to amend and modify the same, and to take or omit to take such other actions, and to execute and deliver such other documents, as such officer(s) may determine to be necessary or appropriate to carry out the intent of these resolutions (including the conversion of debt owed to a shareholder into Preferred Series A shares, as referenced in the Proposed Form of Preferred Shares Amendment and the intent of any other resolutions approved by shareholders at a meeting of shareholders, including a special meeting held on June 30, 2016 and,

RESOLVED, that said officers are further authorized to combine into a single “Articles of Amendment to the Articles of Incorporation of Champion Industries, Inc.”, and file the same with the Secretary of State of West Virginia, so as to reflect any and all amendments to said Articles of Incorporation as may have been approved by the shareholders at any meeting of shareholders, including, without limitation, a single Articles of Amendment that would combine and reflect both (A) amendments to Article 7 of the Company’s Articles of Incorporation to authorize Preferred Series A shares and (B) amendments to said Article 7 to authorize and effectuate a 1:200 reverse stock split, assuming shareholders approve both sets of amendments, in substantially the following form:

PROPOSED FORM OF ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF CHAMPION INDUSTRIES, INC.

[ASSUMING SHAREHOLDERS APPROVE BOTH (A) THE PROPOSED AMENDMENT TO ARTICLE 7 OF THE COMPANY’S ARTICLES OF INCORPORATION AUTHORIZING NEW CLASS OF CAPITAL STOCK, CONSISTING OF 2,500 PREFERRED SERIES A SHARES, HAVING A PAR VALUE OF $1,000.00 PER SHARE, AND (B) THE PROPOSED AMENDMENT TO SAID ARTICLE 7 AUTHORIZING AND EFFECTUATING THE PROPOSED 1:200 REVERSE STOCK SPLIT]

Pursuant to the provisions of Section 31D-10-1003 of the West Virginia Business Corporation Act, the undersigned corporation adopts the following ARTICLES OF AMENDMENT to its Articles of Incorporation:

        1.  The name of the corporation is Champion Industries, Inc.

        2.  The following Amendment of the Articles of Incorporation, which amends Article 7 in its entirety, was duly adopted and approved by the shareholders of the corporation entitled to vote thereon (that is, the Class A Common Stock of the corporation, which is the only class of voting common stock under the corporation’s Articles of Incorporation), at a special meeting held on June 30, 2016, in the manner prescribed by the West Virginia Business Corporation Act:

a.  Article 7 of the Articles of Incorporation is hereby amended to read as follows:

7(a).           The aggregate number of shares which the corporation shall have authority to issue is 127,500 shares, to be divided into 2,500 Preferred Series A shares of the par value of $1,000.00 each; 100,000 Class A common shares of the par value of $1.00 each; and 25,000 shares of Class B common shares of the par value of $1.00 each.  This number of shares of each class of common shares reflects the 1:200 reverse stock split approved by the holders of Class A common shares, effective as of 5:00 P.M. Eastern time on the date Articles of Amendment were filed with the West Virginia Secretary of State to amend this Article 7 to reflect such reverse stock split.  In connection with such reverse stock split, the corporation shall not issue any fractional shares.  In lieu of any fractional share interest resulting from such split, the corporation shall pay a price per pre-split share as shall have been determined by the board of directors of the corporation prior to the filing of articles of amendment to the corporation’s articles of incorporation to effectuate such 1:200 reverse stock split.  The Preferred Series A shares shall have the rights, privileges and limitations as are set forth in subsection 7(e) below.  The relative rights, privileges and limitations of the Class A common shares and the Class B common shares shall be in all respects identical, share for share, except that the voting power for the election of directors and for all other voting purposes shall be vested exclusively in the holders of the Class A common shares and, except as otherwise required by law, the holders of Class B common shares shall not have any voting power or be entitled to receive any notice of meetings of shareholders.  The number of shares of either class of shares that are covered by Warrants issued and outstanding prior to such amendment of this Article 7 to reflect said reverse stock split, shall be adjusted to reflect the post-split number of shares covered by such Warrant so as to reflect such reverse stock split and to carry out the original economic substance and intent of the Warrants.

7(b) Notwithstanding the foregoing, any Class A common shares held (whether by conversion, direct or indirect purchase, or otherwise) by any shareholder whose ownership of Class A common shares is subject to the ownership limitations of the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder, may be tendered to the corporation with a request that they be redeemed and converted, on a share for share basis, for certificate(s) representing Class B common shares and such shares shall be redeemed and converted upon the corporation’s issuance of certificates for Class B common shares.

7(c)  Any share of Class B common shares that is transferred to a holder who is not subject to the ownership limitations of the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder, shall automatically, upon tender to the corporation, be redeemed and converted by the corporation into a share of Class A common shares.

7(d) Any conversion of Class A or Class B common shares pursuant to 7(b) or 7(c) hereof shall be made for no additional consideration.

7(e) Preferred Series A shares shall be non-voting shares. The voting power for the election of directors and for all other voting purposes shall be vested exclusively in the holders of the Class A common shares and, except as otherwise required by law, the holders of Preferred Series A shares shall not have any voting power or be entitled to receive any notice of meetings of shareholders. The Preferred Series A shares are being issued in consideration of the conversion by a stockholder of $2,500,000.00 principal amount of debt owed to such shareholder by the corporation, and shall be issued on the conversion date upon surrender and cancellation of such debt by such stockholder (the “Conversion Date”). Preferred Series A shares shall be entitled to a preference in the event of liquidation as to proceeds thereof, over the common shares. Preferred Series A shares shall be entitled to a contingent dividend (as described in this subsection 7(e), below) and a preference as to dividends, and no dividends shall be paid by the corporation to any holders of any class of common shares unless and until such dividends as are required by this subsection 7(e) have been declared and paid to the holders of Preferred Series A shares. Preferred Series A shares shall be entitled to receive a dividend, at the rate of six percent (6.00%) per annum on the par value thereof, to be paid in the first quarter of the next ensuing fiscal year, following any fiscal year in which the net income of the corporation after taxes is at least $1,000,000.00 or greater; provided, however, that no dividend shall be paid on Preferred Series A shares, and such shares shall have a zero percent (0.00%) dividend rate, unless the corporation earned at least $1,000,000.00 in net income after taxes in the prior fiscal year. On each anniversary of the Conversion Date (each, an “Anniversary Date”), the corporation shall have the option and right to redeem, in whole or in part, Preferred Series A shares at the redemption price of $1,000 per share (par), at the option of the corporation. Preferred Series A shares not have a conversion right to convert Preferred Series A shares to any class of common shares.

Dated: [July ___, 2016]         CHAMPION INDUSTRIES, INC.

By: /s/Marshall T. Reynolds
Marshall T. Reynolds
Chairman of the Board of Directors

CHAMPION INDUSTRIES, INC.
SPECIAL MEETING OF SHAREHOLDERS, JUNE 30, 2016
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Justin T. Evans and Gregory D. Adkins, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the Common Stock of Champion Industries, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of shareholders of the Company to be held at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, on June 30, 2016, and at any adjournments thereof, as indicated on the reverse side.

This proxy will be voted as directed, but IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 and 2. If any other business is presented at the Annual Meeting, this Proxy will be voted by those named in this Proxy in accordance with the recommendation of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. This proxy may be revoked prior to its exercise.

Continued and to be signed on the reverse side

The Board of Directors recommends you vote FOR the following proposals:

1.  To approve proposed amendments to Article 7 of Champion’s Articles of Incorporation (capital stock) to effectuate a 1:200 reverse stock split of all the common shares of the Company.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2. To approve proposed amendments to Article 7 of Champion’s Articles of Incorporation (capital stock) to authorize and create a new class of capital stock, specifically 2,500 shares of Preferred Series A stock having a par value of $1,000.00 per share.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

Please sign exactly as your name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, committee, personal representative or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Signature if held jointly

Dated	Dated